UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2008 (February 5, 2008)

RUB A DUB SOAP, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-52142	84-1609495
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 177 Chengyang Section

308 National Highway

Danshan Industrial Area

Qingdao, China, 266109

(Address of Principal Executive Offices)

86-532-8779-8766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Rub A Dub Soap, Inc. is filing this Amendment No.1 Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on February 5, 2008 to (i) include the audited financial statements of the Company’s wholly-owned subsidiary, Zhongsen International Company Group Limited, a Hong Kong company, and its subsidiaries, as of December 31, 2007, (ii) update the management discussion and analysis with updated financial information as of December 31, 2007, and (iii) update any other information contained therein to reflect information as of December 31, 2007.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Except as otherwise indicated by the context, references in this report to:

•

“We,” “us,” or “our,” and the “Company” are references to the combined business of Rub a Dub Soap, Inc., a Nevada corporation, and its wholly-owned subsidiary, Zhongsen International Company Group Limited, a corporation formed under the laws of the Special  Administrative  Region of Hong Kong, or Zhongshen, along with Zhongshen’s wholly-owned subsidiaries: Qingdao (FTZ) Sentaida International Trading Co. Ltd., or FTZ Sentaida; Zhongshen Holdings Ltd., or Zhongshen Holdings; and Qingdao Sentaida Tires Co., Ltd,, or Sentaida Tire;

•

“China” and “PRC” are references to the People’s Republic of China and references to “Hong Kong” are to the  Hong Kong Special Administrative Region of China;

•

“RMB” are to Renminbi, the legal currency of China;

•

“U.S. dollar,” “$” and “US$” are to the legal currency of the United States; and

•

“Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended.

Except where specifically indicated, all share numbers contained in this report are adjusted to reflect the 1-for-10 reverse split of our common stock that occurred on April 17, 2006.

On October 26, 2007, we entered into a Stock Purchase  Agreement  with  Zhongsen International  Company  Group Limited,  a corporation formed under the laws of Hong Kong  ("Zhongsen"),  and each of Zhongsen's shareholders (the "Purchase Agreement"). Pursuant to the Agreement, at the closing on February 5, 2008, we acquired all of the  issued and  outstanding  capital  stock of  Zhongsen  from the  Zhongsen shareholders in exchange for 25,090,000 shares of our common stock.

The Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement which is included as Exhibit 2.1 of the Current Report on Form 8-K filed on October 29, 2007 and is incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 5, 2008, we completed an acquisition of Zhongsen pursuant to the Stock Purchase Agreement.  The acquisition has been accounted for as a recapitalization effected by a share exchange, wherein Zhongsen is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on February 5, 2008, we acquired Zhongsen in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01 (i.e., the reverse acquisition), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined Company after the acquisition of Zhongsen, except that information relating to periods prior to the date of the reverse acquisition only relate to Rub A Dub Soap, Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

We are a Nevada corporation that was originally incorporated on September 28, 2001 in Colorado and we are headquartered in Shandong Province, China.  From our inception in 2001 until February 21, 2006, we were an online retailer of handmade,  natural,  vegetable-based  soaps and gift baskets in the  development stage, and we had  generated  only  minimal revenues and a substantial net loss from sales of soaps and gift baskets.

On February  21, 2006,  Lisa Powell,  the  controlling  shareholder  of the Company,  sold 2,800,000 of her restricted shares to Halter Capital  Corporation of Frisco,  Texas,  representing  74.6% of all of the outstanding  shares of the Company.  With the change in control,  the Company  ceased its soap business and began efforts to locate a new business (operating company), and offer itself as a merger  vehicle  for a company  that may  desire  to go public  through a merger rather than through its own public stock  offering.

On March 6, 2006, the  stockholders  approved the  re-incorporation  of the Company in Nevada and in connection therewith a one-for-ten reverse split of the common  stock,  both of which  became  effective  on April 17,  2006.  All share numbers contained herein are expressed in post-reverse-split amounts.

From the time when we began efforts to locate a new business in the first quarter of 2006 until February 5, 2008 when we completed the acquisition transaction with Zhongsen, we had limited operations and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

Acquisition of Zhongsen

On October 26, 2007, we entered into a Stock Purchase  Agreement  with  Zhongsen International  Company  Group Limited,  a corporation formed under the laws of Hong Kong  ("Zhongsen"),  and each of Zhongsen's shareholders (the "Purchase Agreement"). Pursuant to the Agreement, at the closing on February 5, 2008, we acquired all of the  issued and  outstanding  capital  stock of  Zhongsen  from the  Zhongsen shareholders in exchange for 25,090,000 shares of our common stock.

Zhongsen's business began in January 2000 under the name of  Qingdao  Free-Trading  Zone  Sentaida  International  Trade Co.,  Ltd., or FTZ Sentaida, which involved in the rubber import and domestic distribution as well as tires export businesses.  In December 2004,  Qingdao Sentaida Tires Co., Ltd., or Sentaida Tires, was established and expanded the company's business to tires distribution in China's  domestic  market.   In January 2005, Zhongsen Trading Co., Ltd. was created  and incorporated in the British Virgin Islands to handle some of the Company’s tire export business.  Zhongsen Trading changed its name into Zhongsen Holdings Co., Ltd., or Zhongsen Holdings, in August 2007.  In July 2007, Zhongsen reached an agreement with the shareholders of both FTZ Sentaida and Sentaida Tires to acquire 100% of the equity interest through a cash purchase.  In August 2007, such acquisitions were approved by the appropriate Chinese authorities. Consequently, both of the companies changed their status from China domestic companies to wholly owned foreign invested enterprises.  In October 2007, Zhongsen International Co. Group Ltd. acquired 100% of the equity interest of Zhongsen Holdings Co. Ltd. A full schematic of the Company's current corporate structure is available later in this report. For accounting purposes, FTZ Sentaida, Sentaida Tires, and Zhongsen Holdings Co. are under common control because they all have the same key management members, including our CEO, Qin Long, and our CFO, Liang Junbao.

Zhongsen was  incorporated  under the laws of Hong Kong on July 19,  2007 and is headquartered in Qingdao, China in Shandong Province.  Zhongsen primarily engages in the global marketing and distribution of tires and rubber without any tire manufacturing operations.

For accounting purposes, the share exchange transaction is treated as a reverse acquisition with Zhongsen as the acquirer and Rub A Dub Soap, Inc. as the acquired party. When we refer in this Current Report on Form 8-K/A to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Zhongsen on a consolidated basis unless the context suggests otherwise.

Business Overview

We are a holding company that only operates through our Chinese subsidiaries.  We primarily engages in the global marketing and distribution of tires and rubber without any tire manufacturing operations.  We are one of the largest integrated tire and rubber marketers and distributors in China.  Our business scope can be generally divided into three (3) main business segments: rubber import and distribution, tire export, and tire domestic wholesale and retail, which generated approximately 56%, 27% and 17% of its consolidated net sales respectively in 2007.  We position ourselves as an intermediary between international rubber producers and Chinese tire manufacturers and as an active marketer of tires for the tire manufacturers in the very fragmented replacement tire market. We aim at becoming a major player in the world tire and rubber market through steady organic growth, expansion into new markets, entry into the retail service market and an aggressive acquisition strategy.

Our Business Segments

The Company’s Rubber Import/Distribution Segment, operating under FTZ Sentaida, enjoys an excellent reputation in both domestic and overseas markets. Its rubber products cover a wide range of natural rubbers and synthetic rubbers. The natural rubber includes No. 20 standard rubber, No. 3 smoke sheet and latex, 3L standard rubber, 5L standard rubber and CV rubber. Synthetic rubber includes butadiene styrene rubber, butadiene rubber, butyl rubber, chlorinated butyl rubber and brominates butyl rubber. As one of the largest rubber importers and distributors in China, the Company’s annual rubber import and sale volume exceeded 120,000 tons, which accounted for 3.92% of the overall national rubber import volume of 3.06 million tons in 2007. The sales of the Rubber Import/ Distribution segment generated over US$ 185.5 million of revenue, which represented 56% of the Company’s 2007 consolidated net sales and represented a 15% decrease over year 2006 sales mainly due to the change of the Company’s sales of styrene-butadiene rubber (SBR rubber) (see detailed analysis in management analysis and discussion section). Sales of the top four (4) types of rubber (SIR 20, SMR 20, RSS3 and C.R.SMR20) generated over 59% of the revenue for this particular segment.

The Rubber Import/Distribution segment's supply network covers all main natural rubber production regions. The Company maintains a steady relationship and long-term business cooperation with many large suppliers from Thailand, Malaysia, Indonesia, Philippines and Vietnam. Backed by the world’s top natural rubber suppliers in that region, the Company’s Rubber Import/Distribution segment’s client base includes the majority of the top Chinese and foreign-invested tire manufacturers in China, including Shanghai Tire, Xiamen Cheng Hin, Giti Tire, Hangzhou Zhongce, Aeolus Tyre, South China Tire, Zhujiang Tire, Guizhou Tire and Linglong Tyre.  The Company also operates in the synthetic rubber business with Glenmore Chemicals Limited of Russia, as its sole agent in Shandong province. In 2006, the Company set up a branch in Shanghai to meet the increasing demand in the Yangzi Delta region.

The Company’s Tires Export Segment, operating under both FTZ Sentaida and Zhongsen Holding, contributed 27% of the Company’s consolidated net sales by exporting over one million units of tires and generating US$ 89.5 million of sales revenue in 2007. The Company exports tires on a worldwide basis and conducts business in over 40 countries across North America, Europe, South Asia and Africa. Its product range is inclusive of nearly all types of rubber tires including TBR, OTR LTR, UHP, PCR, bias tires and radial heavy duty tires.

The Tire Export segment has established a long-term export agent relationship with all the major Chinese tire manufacturers and carries those brands to markets overseas. Those brand tires include Wanli®, Linglong®, Doublestar®, Yellowsea®, Chenshan®, Doublecoin®, Triangle®, Jinglun®, Doublehappiness®, Tianli®, Goldway®, Roadone®, Goodrich®, Boto® and Jinyu,® to name a few. Sales of the top ten (10) brands accounted for approximately 65% of the Company's export sales.  In addition, the Company has worked with its strategic manufacturing partners to jointly develop its own proprietary brand tire series: Sentaida® and Delinte®, sales of which accounted for roughly 20% of the Company’s total exports in 2007.

The Company’s Domestic Sales and Distribution Segment, operating under Sentaida Tires, provides a critical link between major tire manufacturers and the highly fragmented replacement tire market in China. The division markets on a wholesale basis to regional tire distributors and independent tire dealers throughout the Shandong and Jiangsu provinces. In 2007, it generated RMB418.6 million (equivalent to US $54.9 million) of revenue (including trial operations of Energy Station®).  This business segment represented 17% of the Company’s consolidated net sales and over 28% of annual growth against the segment’s annual sales in 2006. In 2007, the Company distributed over 358000 units of tires, which accounted for approximately 12% of the overall market share in Shandong Province.

As one of the largest tire wholesalers in the nation, the Company’s offering includes the flagship brands of the top international tire makers, as well as budget brands and private label tires. It serves as the exclusive distributor for some of the world's largest tire manufacturers including Michelin®, Yokohama® and Continental® in the Shandong Province. It also carries the top ten leading Chinese tire brands such as Linglong®, Westlake®, Warrior®, Advanced®, Doublecoin®, Wanli®, BF®, Goodrich® and Jinglun® as well as a number of high quality private label product lines. In terms of product types, we carry passenger car series, truck series and industrial/engineering tire series, as well as agricultural tire and other specialty tires. In 2007, 42.6% of total sales were attributable to the passenger car series of tires with the remaining 57.4% being sales of truck series and other series. The top seven (7) selling brands were Michelin®, Linglong®, Weishi®, Doublecoin®, Wanli®, Qianjin®, Yokohama®. Collectively they contributed 90% of the segment’s total sales in 2007. The Company believes that it has the most comprehensive product offering in the replacement tire market and that its broad array of product has been a significant factor in attracting and retaining many of its customers. Currently, its Tire Domestic Sales/Distribution segment operates three (3) regional distribution centers in Qingdao, Jinan, Linyi and sells to approximately one thousand (1,000) independent tire dealers, retailers and corporate clients.

As a part of the Tire Domestic Sales/Distribution segment, the Company has also entered into aftermarket retail services by establishing and operating seven (7) retail and service centers, under the trademark Energy Station®. As the number of cars on the road continues to increase in China, the market demand for all-inclusive aftermarket service and technical support continues to develop in all the major cities in China. Energy Station® is aimed at targeting those customers seeking this service offering, thereby complementing millions of China’s car owners who are looking for both quality and convenience.  Each Energy Station® offers a variety of automotive aftermarket services such as tire replacement, wheel alignment, oil change and car maintenance, car cleaning, brake and exhaust system repairing, as well as the sale of replacement parts and automobile accessories. Each Energy Stations is branded with the same logo and unified red-yellow signage. In addition, all the employees are formally trained before coming onboard. Through the first year’s trial operation, we have not only built up our service center management team, but also acquired some needed middle management “know-how” in service quality control, personnel training, marketing and sales development. In the absence of a national or regional franchise in China’s automotive aftermarket services, our Energy Station® is the only service chain in the Qingdao area. In 2007, we have generated total US$2.3 million of revenue with US$ 0.9 million of gross profit from the seven (7) Energy Station® service centers. Our trial operation of Energy Station® proves that the retail and service business represents a growth area for the Company, primarily because it can generate higher operating margins than our wholesale and distribution business.

Organization Structure

The Company has the following operational structure following the reverse acquisition transaction on February 5, 2008.

Our Industry

Global Rubber & Tires Market Overview

As an integrated  marketer in the worldwide rubber and tire industries,  we operate within the scope of the global market,  which  represents a market with more than US$ 100 billion of annual turnover in 2007.

On the raw material supply side,  rubber, which accounts for around 52% of the raw material value/cost of the tire, has been a strategic material since the late  nineteenth  century.  Currently the annual  production and  consumption of natural  rubber in the world is close to 10 million  tons per  annum.  Driven by solid growth in motor vehicle  production  and a stronger  global  economy,  the world's rubber  production and  consumption has grown at an average rate of 3.8% annually over the last five (5) years,  while the total world rubber consumption is forecasted to increase at an average of 4.7% during  2007-2009.  China is the leading natural rubber consumption country,  importing and consuming over 20% of the global  natural  rubber  production  in the last five (5) years,  mainly for tires in support of their  booming  auto trade.  In 2007,  China  imported  1.65 million tons of natural rubber,  while producing  0.6 million tons of natural rubber which  represents a 7% increase  respectively on a year-to-year  basis.  According to the projection of the China Rubber Industrial  Association,  China will import 1.9 million tons of natural  rubber in 2008,  which  represents a 9% increase from 2007.  China's market demand for natural  rubber is expected to increase at around 10% annually over the next three (3) years.

Global Tire Market

The world tire market is  dominated by the large tire manufacturers.  On the production side, the top 75 world tire producers generate over USD$ 100 billion of revenues annually.  Among them, Michelin,  Bridgestone and Goodyear represent over half of the world's tire production. With steady rising demand in both the OEM and  replacement  markets, annual demand in the world tire market will exceed 1.44 billion units by 2010.

China's Emerging Role in the World Rubber and Tire Market.

According to the World Bank,  China's nominal gross domestic  product,  or GDP, grew from RMB 9.9 trillion  (USD1.3  trillion) in 2000 to RMB 18.3 trillion  (USD2.3  trillion) in 2005, the fourth largest in the world,  Moreover,  the Chinese economy grew at a compound  annual growth rate of 13.0% over that period,  nearly double the world average of 6.9%.  This rapid  economic  growth in China has increased the global demand for all the major commodities, including natural and synthetic rubber.

 China has become the second  largest auto  market.

The rapid growth of the Chinese  economy  and export  market has  caused  the auto  industry  to develop dramatically  as China now produces more  vehicles than Japan.  According to the Chinese Automobile Association, motor vehicle sales in China increased by 21.84% to 8.79  million in 2007,  while  production  rose by  22.02% to 8.88 million  units of vehicles. In addition,  according to the government's Development Plan for Road, Automotive  and  Transportation,  it is  estimated  that by 2010,  the length of highways  will reach 55,000 km, the annual output of cars will exceed 10 million units per annum and the total number of motor  vehicles in use will  increase to 62 million.

China has become a major rubber consumption and tire production country.

The  remarkable  progress  of China's  automotive  industry  has  culminated  in significant  development of the tire industry and boosted the overall prosperity of the tire  industry.  In 2007,  China  imported  1.65 million  tons of natural rubber. Along with domestic  production,  China consumes over 20% of the world's rubber output.  Data from the China National  Bureau of Statistics  reveals that the year 2005  witnessed a  sustainable  and steady  growth in the domestic tire industry  with output  reaching  283 million  units,  up 18.7% over 2004;  sales revenue also achieved more than RMB 80 billion (equivalent to USD10.6 billion ).

Data  released on China Tire  Business  Network  also showed that  China's  tire industry has achieved  25% annual  growth in 2007 and been  expected to keep the same growth pace in 2008.

China has become a major tire  exporting  country.

Low labor costs,  sound manufacturing  processes and overall capacity have made China one of the largest tire  manufacturing  and  exporting  countries  in the world.  According  to the statistics  provided by the China  Rubber  Industry  Association,  China's  tire exports have been  increasing at over 25% average annual growth rate in the last 6 years.  In 2007,  China  exported over US$39.6  billion worth of tires,  which account for 36.2% of the country's annual  tire sales.  Over 90% of tires exported from China are in the semi-steel radial and all-steel radial category.  In terms of the quality and price,  China-made  tires also range from the low to high-end products.  High quality  China-made tires have been widely accepted in the world market.  Besides  truck and special  industrial  tires,  China's brand tires for passenger and light truck vehicles have also entered the major  replacement tire market. The top Chinese brands,  such as, Triangle,  Wanli,  Zhongce,  Linglong, have all developed their own PCR, LTR and UHP line.

Competition Perspective

Although the tire market is fiercely competitive, it is a relatively concentrated industry. According to tirebusiness.com , the three global tire maker giants Michelin, Goodyear and Bridgestone,  account for 61% of worldwide sales. The next four midsized players  including  Sumitomo,  Yokohama, Continental  and Pirelle account for 16% while all other local and niche players accounting for the remaining 23% in the market.  In the replacement tire market, the big manufacturer's brands also represent larger market share in each segment of the replacement tire market. For example,  in the US replacement tire market, the big manufacturer brands represent 63% market share in both passenger car and light truck tire replacement  market; and 83.8% of middle truck tire replacement market,  while  associate  brands and private  label brands take the rest of the market share.

Fragmented  retail market:

Unlike the situation on the production  side or OEM market, tire sales and distribution in almost all the countries in the world is fragmented.  As seen in the US tire distribution  market in 2005, over 69% of replacement  P-series  tires  (passenger  car tire)  were sold by  thousands  of independent  tire dealers,  while 17% were sold through mass  merchants and only 10% were sold through  tire-maker  owned shops. In China,  there is currently no manufacturer  or  mass  merchant  owned  or  backed  by any of  the  major  tire distributors.  The  replacement  tire  market  is  dominated  by  thousands  of independent  tire dealers.  Most of them are small and locally based, and only a few have annual sales exceeding RMB 200 million.

Growth Opportunities:

Growing  demand of rubber in  China's  market.

Growing  manufacturing  and industrial  production,  inclusive of tire output,  has  stimulated  the strong demand for raw  materials in China,  especially  rubber.  As China  continues to expand  its tire  production  capacity  in order  to meet the  surging  domestic demand,  China's  consumption  of rubber will  outpace the world  market  growth average.  According to data released by China Custom,  in 2006,  China  imported 1.61  million tons of natural  rubber and 1.30 million ton of synthetic  rubber, which  represents  an annual  growth  of  14.6%  and  19.2%  over  that in 2005 respectively.  As the world largest rubber consumption country, the China rubber market's reliance on imports has been kept at a 70% level  consecutively  for 5 years.  We expect this pattern  will stay,  given the strong  market  demand and limited natural resources in China.

Increasing International Demand.

According to the research conducted by LMC International UK , an international  research  institution,  the average growth rate of the global  tire market will be around  3.6%  through  2008.  In the new global competitive  landscape,  Chinese  tire  makers  will  demonstrate  their competitive  advantages in cost and quality control, and will seek to win market shares in the global arena.  In recent years,  the rapid  increase of China-made tires in the  international  market has shown that  Chinese  tire  makers,  with well-trained  workers and advanced  equipment,  could make high-quality tires at the lowest  cost.  Therefore,  we expect the  demand for  China-made  tires will increase at a higher rate than the global market average.

Increasing  Domestic Demand in Replacement  Tires Market.

In the next five years,  both production and demand will continue to grow for replacement  tires.  Moreover,  rough road  conditions and overloading is a common practice in China, shortening  tire  replacement  cycles significantly,  indicating  that  China's replacement tire market will outpace other major markets in the world.

Our Operation Divisions

The company's Rubber Import and Distribution Division,  operating under FTZ Sentaida  has  imported  and sold over 120,000 tons of  rubber, accounted for 3.9% of China’s  overall  rubber import volume in 2007.  The sales have  generated  over $185.5 million of revenue,  which  represented 56% of the Company's  total net sales  and decreased by15% from Year 2006. The decrease was mainly due to the change of the Company’s sales of styrene-butadiene rubber (see detailed analysis in management analysis and discussion section). Backed by the world top natural rubber suppliers in Southeast Asia, our Rubber Import and  Distribution Division's   client   base  has   covered majority  of  the  top  Chinese  and foreign-invested tire manufacturers in China.

Our  Company's  Tires  Export  Division,   operating  under  FTZ  Sentaida, contributed  27% of the company's total net sales by exporting $ 89.5 million worth tires in  2007.  It has made the Company  as one of the top  independent tires exporters in China.  The Tire Export Division has established a long-term export agent  relationship  with all major Chinese tire manufacturers and carrying selected Chinese brand tires in  overseas  market.  Those brand tires include Wanli(R),  Linglong(R),  Doublestar(R),  Yellowsea(R)  and  Triangle(R) etc. In addition, the company has also worked with its strategic manufacturing partners and  jointly developed  its  proprietary brand  tire  series: Sentaida(R) and Delinte(R),  the sales of which  accounted  for roughly 20% of the company's total export in 2007.

The Company's Domestic Sales and  Distribution  division,  operating under Sentaida Tires, provides a critical link between major tire manufactures and the highly  fragmented  replacement tire market in China. In 2007, it has generated approximately  $54.9 million of revenue,  which  represented 17% of the Company's totaled net sales and over 28% of annual growth  against the  division's annual sales in 2006. We serve as the exclusive  distributor for the world largest tire manufacturers:  Michelin(R) and Yokohama(R) in Shandong  Province in China. We also carry  the top ten  leading  Chinese  brand  tires as well as a  number  of high quality private labeled product lines. We believe that we have the most complete lines in the replacement  tire market and our broad product  offering has been a significant  factor in attracting and retaining many of our customers.  Now, our Domestic Sales and Distribution Division operate three (3) regional distribution centers and sells to over one  thousand of tire  dealers,  retailers  and  institutional clients.

Our Customers

In China, we provide a critical link between major tire manufactures and the highly fragmented replacement  tire market in China. We serve as the exclusive distributor for the world largest tire manufacturers:  Michelin(R) and Yokohama(R) in Shandong Province in China. We also carry the top ten leading  Chinese  brand  tires as well as a  number  of high quality private labeled product lines. Now, our Domestic Sales and Distribution Division operate three (3) regional distribution centers and sells to over one  thousand of tire  dealers,  retailers  and  institutional clients.

Internationally, we sell directly to America, Canada, Mexico, UK, Russia, Australia, etc.

Our top five customers contributed 93% of the total tire export business revenue in 2007.  The following table names our largest customers and provides the dollar value of sales to these customers and the percentage contribution to revenues made by these customers.

2007 Top 5 Customers
Customers	Value	Contribution
ZISSER TIRE & AUTO	$ 46,000,000	51%
COMERCIALIZADORA INTERNACIONAL DE LLANTAS S.A.	$ 18,600,000	21%
EURL ELAMANE PNEUS (Algeria)	$ 9,200,000	10%
TREADSETTER（UK)	$ 5,410,000	6%
AMERICAN OMNI TRADING COMPANY	$ 4,170,000	5%

Our Sales and Marketing Efforts

By  operating  in the  global  rubber  and  tire  market  as an  integrated marketer, we believe that our business growth depends on our ability to build up our distribution network and brand recognition for both product and services.

Distribution  Network:

The tire industry,  especially the replacement tire market in which the Company operates, is highly competitive and fragmented.  The profitability of a marketer like us is largely related to the quantity and quality of the products we can deliver. An extensive  distribution  network will not only give us the ability to reach more  end-users,  both  rubber  buyers and tire buyers,  but also help us to lower our purchasing  cost and operating fixed costs,  thus  improving  our  operating  efficiency.  So far,  the  Company  has established a business distribution network that directly links rubber suppliers in Southeast Asia to Chinese  tire  manufacturers, and it connects  brand tire makers or their central warehouse to hundreds of our sales agents and dealers. Those relationships and associated  distribution agreements extend the Company a great power in price and payment term negotiation.

Brand Recognition:

Brand recognition is also crucial to a Company's success in the tire  market,  as the global tire market is  essentially  driven by a few well-established tire giants such as Michelin and Goodyear. In such an industry, brand represents the quality of a Company's  products and services.  The Company has not only  affiliated  its name with the  world's top tire  brands;  such as, Michelin  and  Yokohoma   through  General  Agent  Agreements  in  the  assigned territory,  but also  developed  its own brands with support from its  strategic partners.  So far, the Company has jointly  developed its proprietary brand tire series:  Sentaida(R),  Delinte(R),  Gold Stone(R) and Landsail(R).  The sales of tires  under  those  private-label  brands  accounted  for  roughly  20%  of the Company's total exports in 2006, while helping to improve market recognition and foster customer loyalty to the Company's products. Shandong Linglong Rubber Co., Ltd. and Shandong  Yongtai  Chemical  Group Co., Ltd. are our main  suppliers in private-label brands business.

Furthermore,  the Company is also working to build its service brand in the tire replacement and automotive  aftermarket  service industry.  Since 2006, the Company has started to promote  and  develop its "Energy Station(R)"  franchise with the aim of becoming the most valuable aftermarket auto service brand in the region.  Our first year's  successful trial operation has proven that the retail and service chain under the Energy Station(R) brand could effectively bind our products to the end users and increase sales and gross  margins.  The further expansion  and promotion of this service brand will pave the way for the Company to become a front runner in  China's  automotive  aftermarket  industry,  which represents a multi-billion dollar market, as in other developed countries.

Suppliers

In the field of Rubber  Business, the Company's  rubber supplier network covers all main natural rubber producing regions, including Thailand, Malaysia, Indonesia,  Philippines and Vietnam.  The Company maintains steady and long-term business  cooperation  with  many the  world's  top  rubber  suppliers  in these regions.   Its  strategic  partners  include  Glenmore  Chemical  Ltd  (Russia), PT.Sampit JL.Ketapang Hilir Sampit (Indonesia), Binh Phuoc General Import Export Co (Vietnam),  Von Bundit Co. Ltd,  Thai Hua Rubber  Public Co. Ltd  (Thailand), Fusheng  Rubber Pte Ltd,  Regional  Rubber Trading  Co. Pte Ltd,  and  Eastland Produce Pte Ltd (Singapore),  and Chip Lam Seng Berhad (Malaysia), among others. All of these companies are regional leading companies in rubber production.  For instance,  Thai Hua Rubber Public Co. Ltd is one of the largest rubber producers and exporters in Thailand,  with a total export volume of about 250,000 tons per annum, and sales revenue of approximately USD160 million.

The strategic  relationships with those major rubber suppliers provides the Company with a steady  supply and  competitive  price for its rubber  import and also  allows the  Company to closely  cooperate  with the tire  manufactures  to ensure  them a steady and  consistent  supply of raw  materials,  affording  the Company the position of the "supplier of choice". The Company believes that this not  only  enables  efficient  distribution  of its  imported  rubber,  but also nurtures its tire business alliance with major tire manufacturers.

The top 10 suppliers accounted for 67.47% of the total procurement in 2007 in value terms.  The following table lists the name of our top ten suppliers, the dollar value of the raw materials supplied.

Top 10 Suppliers (2007)
Supplier	Supply Value $	Percentage of Total Purchase
REGIONAL RUBBER TRADING CO.PTE LTD.	$ 37,412,817	20.17%
CHIP LAM SENG BERHAD	$ 23,332,820	12.58%
VON BUNDIT CO.,LTD	$ 13,699,696	7.39%
PT.SAMPIT JL.KETAPANG HILIR SAMPIT 74325 CENTRAL KALIMANTAN INDONESIA	$ 12,710,376	6.85%
CHEMTEX LTD	$ 6,885,194.4	3.71%
PT.BINTANG GASING PERSADA	$ 8,724,643	4.70%
THAI HUA RUBBER PUBLIC COMPANY LIMITED	$ 8,388,021	4.52%
BRONCOS LIMITED	$ 4,643,081	2.50%
R1 INTERNATIONAL MALAYSIA SDN BHD	$ 5,220,276	2.81%
EASTLAND PRODUCE PTE LTD	$ 4,143,787	2.23%

In the field of tire export  business,  the  Company has reached  long-term export agent agreements with almost all the top Chinese tire manufacturers, such as Wanli Tire,  Triangle Tire and Linglong Tyre.  The Company is the exclusive agent for the two famous brands,  Wanli(R) UHP and  Linglong(R)  UHP in the U.S. market.  Wanli Tire (South China Tire Rubber Co. Ltd),  the largest radial truck tire manufacturer in southeast China,  produces quality performance tires widely accepted in the U.S.  market.  Triangle Tire is the most well known trademark in China's tire industry.  Linglong Tyre, the 12th largest tire manufacturer in the world,  has authorized us to sell its Linglong(R) and other  associate  brands, such as, Sanling(R) and LiAo(R),  in the overseas markets.  The Company has also established distribution contracts with other major Chinese brand tires, such as Hangzhou Zhongce,  Doublestar,  Taishan,  Chengshan (Cooper),  Double Happiness, Yongtai,  and Xiongying to name a few. The strategic alliance with those Chinese tire  manufacturers  and close affiliation with those quality brands has enabled us to take  advantage  of the growth  opportunities  in the  international  tire market and achieve rapid sales growth.

In the  Domestic  Tire  Distribution  Market,  the  Company is the  general distribution  agent for  several of the world's  most famous  brands in the tire industry  such as  Michelin(R)  and  Yokohama(R),  for whom the  Company  is the exclusive  distribution partner in Shandong Province,  one of the most developed provinces  in  China.  We are also a  general  distributor  for most of the most well-known Chinese brands such as Linglong(R),  Wanli(R), Weishi(R),  Qianjin(R) and Jinglun(R) in Shandong and Jiangsu Province.  Furthermore,  Michelin(R), the world's  largest  tire  manufacturer,  has  maintained  an ongoing and  mutually beneficial  relationship  with the  Company  for six (6) years and has  publicly recognized  the Company as its  largest  distribution  agent in China.  Yokohama Rubber Co.  Ltd.,  the seventh  largest  tire  manufacturer  in the world,  with several  subsidiaries in Jiangsu and Zhejiang Provinces,  signed sales and agent distribution  agreements  with us in 2007.  By  strengthening  cooperation  with Yokohama,  the  Company  will  further  enhance  it product  offering  and sales capabilities.

With the  understanding  that it takes a long time to develop and nurture a good business  relationship,  the Company has cultivated such  relationships  by prioritizing quality,  efficiency and accountability over a long period of time. In addition,  the Company is negotiating with several other major global players to form business  alliances to distribute their products in the Chinese domestic market through the Company's existing distribution channels.

In September  2007,  the Company  signed an exclusive  agent  distribution agreement with Continental Corp, one of the world leading tire  manufacturers in Germany,  to distribute the Company's  products in Shandong Province and Jiangsu Province  through  our  distribution   network.   This  agreement  gives  us  an opportunity  to generate at least RMB 42 million of  additional  revenue in 2008 and RMB 85 million in 2009.  The gross profit  margin is expected to exceed 6.0% from this line of products.

Intellectual Property

The Company currently has no registered intellectual property.

Research and Development

Zhongsen has not had any material  research and  development  expenses over the  past  two  years.  Due  to  the  characteristic  of the  housing  and  land development industry,  "R&D" consists of marketing research.  The funding of all marketing research is expected to come from operating cash flow.

Employees

As of December 31, 2007, Zhongsen employed a total of 118 employees in the following capacities:

Department	Number of Employees
Management	19
Administrative	4
Operational	36
Buyer	7
Sales	31
Planning	6
Finance	15

Zhongsen  believes  that it has a good working  relationship  with its  employees.  The  Company  is not a party to any collective  bargaining  agreements.  At present,  no  significant  change in the Company's  staffing  is  expected  over the next 12 months.  All  employees  are eligible for incentive-based compensation.

Benefits:  The Company provides  full-time  employees with salary,  expense allowance,  and bonus.  The Company does not supply insurance for its employees. Employees are entitled to time off for all national holidays.

Incentives: Each salesperson receives a base salary plus a commission which increases if actual sales exceed sales objectives.  Once a salesperson generates US $25,000 in prepaid sales, the Company provides an automobile to facilitate their sales activity.  Once established sales targets are met, the auto is given to the employee as a bonus at the end of the fiscal year.

No employees are represented by a labor union. We believe we have good relations with our employees.

Governmental and Environmental Regulation

To  date, Zhongsen  has  been  compliant  with  all   registrations  and requirements  for the issuance and  maintenance of all licenses  required by the applicable governing authorities in China. These include an Approval Certificate of Foreign  Investment  Corporation issued by Qingdao Foreign Trade and Economic Cooperation Bureau, Business License issued by Commercial and Industrial Bureau.

Competition

The market and all its  segments in which the Company  operates  are highly competitive.  As the nation's leading integrated marketer and distributor in the tire and rubber  business,  we do not have  competitors with the same integrated business model or scale as us in all the three market segments. However, in each individual business segment, we face many strong competitors and different kinds of challenges.

In the field of Rubber Import/Distribution  Business, some of the Company's competitors  have greater  financial  resources  than the Company.  For example, Sinochem  International  Corporation,  a publicly listed company on the Shanghai Stock  Exchange,  has mainly engaged in the business of rubber,  plastics,  and chemical  products & logistics  operations.  It is the major competitor  of the Company in the field of rubber trading. Sinochem Int'l imported and sold roughly 60,000 tons of natural  rubber in 2007 in  addition  to its own  production  of synthetic  rubber.  Sinochem has  customers in over 100 countries and regions in the world,  and its overall sales  revenue from a variety of business  lines has reached US$ 2.7 billion in 2007. Our Company  differentiates  from Sinochem with our business focus and concentration on tire and rubber distribution.

In the tire export business field,  the Company also faces many competitors that are large  international  trading  companies  either  affiliated with or in alliance with one or two Chinese tire  manufacturers,  and sell China-made tires in overseas  markets.  Major  competitors in this category  include Fullrun Tire Corp.  Ltd,  Best Choice Int'l Trade Co. Ltd,  Karo Int'l Trade Co. Ltd,  Toptip Industrial  Co.,Ltd,  and Tianjin  Free Trade Zone Angel  Int'l Trade  Co.,Ltd., among others. To the Company's knowledge,  there are no comprehensive statistics or  research   information  papers  about  those  Chinese  tire  exporters.   We differentiate  ourselves  from  them  by  our  complete  product  selection  and integrated  business  operation  model,  which consists of rubber  supply,  tire import and export,  domestic  distribution of tires and  aftermarket  automotive services.

Some Chinese tire manufacturers, including our suppliers, also export their own products  directly to foreign buyers.  In that case, they are also competing against the Company in the  international  market.  They have the experience and capacity to export their products, but they may not have as large of a selection of products as an  integrated  marketer  like the  Company.  To avoid  potential overlapping  and conflict of interest,  the Company  usually  requests  specific terms in its selling  agreements with tire  manufacturers.  Such terms will give the  Company  protection  in certain  lines of  products  or in  certain  market territories.  The  Company's  competitors  in  this  category  include  Shandong Linglong Tyre Co. Ltd.,  Shandong Taishan Tire Co. Ltd., Hangzhou Zhongce Rubber Co. Ltd,  Qingdao  Doublestar  Tire Co. Ltd.  and  others.  So far,  the working relationship  we have  forged  with the  manufacturers  has  created  a  win-win situation  for both  parties  because  it allows  both  parties  the  ability to leverage each other's strength and resources to increase sales.

A major competitor in this category is Shanghai Tire & Rubber Co. Ltd. This company has  established  its  exporting  subsidiary in the United States by the name of China Manufacturers  Alliance (CMA). This company is a large state-owned tire and rubber company with almost 70 years of history.  Shanghai Tire & Rubber has two  well-known  brands  DoubleCoin(R)  and  Warrior(R),  which  enjoy great popularity.  The company is  specialized  in light  truck and medium  truck tire series,  such as,  all-steel  radial heavy duty truck tires,  radial light truck tires, bias light truck tires, bias truck tires, agricultural tires.

In China's domestic tire market,  the Company faces  competition from other brand tire  distributors  and  dealers,  such as the  dealers  for Goodyear(R), Hankook(R),  and  Bridgestone(R)  among  others.  Unlike the  situation in other countries, China's domestic tire market is dominated by thousands of independent tire dealers,  most of them being small and locally based operations.  Since the large  tire-makers  do not have their own sales outlets in China,  and they only grant their general sales agent or dealership to Chinese local dealers or agents on a provincial basis and renew it annually,  there are no cross-region  dealers or marketers in China. In such a fragmented  marketplace,  the Company, with its integrated business models as both rubber import to supply the manufacturers and tire import/export,  has become the top distributor in its assigned  territories and is ready to expand its  business to other  provinces  or  territory  through aggressive acquisition.

Comparative Advantage of the Company

Integrated Business Model and Leading Market Position. In light of the prevailing  domestic  and  international  market  situation, the  Company  has established  itself as a market leader in  distributing  tires in both China and overseas  replacement  tire market.  In its home province,  the Company's market share  exceeds  10%.  The Company  believes  that the key  benefits of its scale include: the ability to efficiently carry an extensive inventory; the ability to invest in sales and  technology  support;  and operating  efficiencies  from its scalable  infrastructure.  The Company  believes  its leading  market  position, combined with its new retail/service  franchise enhances its ability to increase sales to existing customers, attract new customers and enter into new markets.

Advanced Technology Support.

The Company has deployed the most advanced ERP management  system  to  its  business  operation,  which  enables  the  informed management of the  Company's  daily  operations  and ensures the Company will be able to execute all the business  transactions  accurately and  efficiently.  By utilizing this system, the order entry, invoicing,  inventory control,  accounts receivable and warehouse  management and all other related  transactions  can be entered into the system and managed more  effectively.  The business  process is much more straightforward, with information regarding inventory and orders being shared by multiple  users  within the  Company,  enabling a more  efficient  and effective business operations process.  Currently, we believe the Company is one of the few  Chinese  general  distributors  who are able to get the right  tires delivered to the right dealer or customer within the required time frame.

Extensive Distribution Network: Through years of development and expansion, the Company has not only  established a stable supply of rubber from the world's top rubber  suppliers  in  Southeast  Asia,  but also  secured its  distribution relationship with the world's top tire companies, such as Michelin,  Continental and  Yokohama,  as well  as  with  all the  top  tire  manufacturers  in  China. Currently, the Company has three (3)  distribution  centers  with  warehousing capacity  and  web-based  information management systems.  By  utilizing  its sophisticated inventory management and logistics technology, the Company is able to deliver 95.0% of its orders from the manufacturers or the warehouse  directly to the local Chinese  customer on an either same or next day basis. As a result, this helped the Company build an excellent reputation in the market with prompt delivery capacity.

Oversea Sales Agent: The Company has established a good relationship with its sales agent, Sentaida  International (USA) Inc, in the U.S., which is one of the Company's major tire export target markets. The establishment of an overseas sales agent has turned out to be very successful as it significantly contributed to the Company's fast expansion in the U.S market. The Company is expecting to double its sales in North  America  this year and  continue  penetrating  the US domestic wholesale market by distributing both brand tires and China-made tires to the local American end users.

Strong Financial Profile and Excellent Credit Record.

The Company has bank credit  facilities with four (4) top Chinese Banks, which allows the Company to effectively use the financial  leverage in conducting its business.  The Company has received "Triple Star,"  highest credit rating by banks recognition from its top lender,  China Agricultural Bank continuously in the last three years, which means the Company has excellent credit record in the bank.

Experienced Management Team.

The Company's executive team led by our Chief Executive Officer, Mr. Qin Long, combines substantial managerial, industrial and marketing experience with extensive government and business contacts in China.

Broad Product Offering.

The Company offers a comprehensive selection of tires in its market areas.  In the China domestic market,  we carry the most famous international  brand  series,  such as,  Michelin(R),  Yokohama(R),  and well-known Chinese brands, such as, Wanli, Linglong, Triangle, to name a few. In the overseas market, the Company  offers most of the high quality China-made tires, plus its own private label lines, including "Sentaida(R)",  "Delinte(R)".  In terms of tire type, the Company's product range covers  almost all types of tires  including  TBR, OTR LTR, UHP, PCR, bias tires,  and radial  heavy duty  tires.  Due to our  breadth and depth of product offering,  the Company  believes that it is well  positioned to benefit from any increased  demand in any particular  tire type as well as offering a diversified strategy to offset any  reduction in demand for a particular  type of tire.  The broad product offering has been a significant factor in attracting and retaining many of the Company's customers.

Diversified Customer Base.

The Company sells its products to a diversified and wide range of  customers,  including  both national and regional tire dealer chains,  car dealerships and other independent tire outlets.  In addition to the Company's extensive inventory and same or next day distribution capabilities, it also provides its customers with sales and product support  services,  including logistics support and tire  demonstration  training to maximize their ability to sell tires. These valuable services, as well as the deep level of commitment the Company has to the  business  operations  of its  customers  have  resulted in a strong and stable position for the Company within the industry.

Compelling  Growth  Strategy.

The  Company  anticipates  continued  growth through:  (1)  building  on the  expanding  global  demand  for rubber and tires through  capacity  expansion in target  markets;  (2) enhancing  its  horizontal integration  through the  expansion  of its  wholesale  distribution  network to neighbor provinces; (3) penetrating into automotive aftermarket service business by promoting and developing its retail/service  franchise "Energy Station(R)" in the emerging and fragmented  domestic market; (4) increasing  operation leverage by acquiring the majority equity  interest in a productive tire  manufacturer in the near future.

Market Position of the Company.

The Company has positioned  itself as a leading  integrated rubber and tire marketer and distributor in China. With years of development, it has effectively captured  the growth  opportunities  in all the three  market  segments,  rubber import and distribution,  tire import/export and domestic tire distribution.  It has  established  itself as a market  leader in  distributing  tires in both the Chinese  and  overseas  replacement  tire market by  providing  a critical  link between tire manufacturers and the highly fragmented retail tire market.

As a leading rubber and tire marketer, the Company will further demonstrate its competitive  advantages to gain more shares in our target market, including the North American replacement tire market and China tire market.

In China's  domestic  tire  market,  our  marketing  strategy is to let our wholesale  expansion  lead our  retail/service  penetration.  By following  this strategy,  we will first expand our wholesale business  coverage,  then to build Energy  Station(R)  in selected  cities  within our  wholesale  covered area. We intend  to  position  ourselves  as the  first  and  largest  cross-region  tire distributor and aftermarket service provider in China.

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

Our sales and operating  revenues could decline due to  macro-economic  and other factors outside of its control, such as changes in consumer confidence and declines in employment levels.

Changes in national  and  regional  economic  conditions,  as well as local economic  conditions  where the Company  conducts its operations,  may result in more  caution  on the part of  customers  and  consequently  fewer  sales of our products.  These economic uncertainties involve, among other things,  conditions of supply and demand in local  markets and changes in  consumer  confidence  and income,   employment  levels,  and  government  regulations.   These  risks  and uncertainties  could  periodically have an adverse effect on customer demand for and the pricing of our  products,  which could cause its  operating  revenues to decline.  In addition,  we are subject to various risks, many of them outside of our control,  including availability and cost of materials and labor, changes in government regulations,  and increases in taxes and other local government fees. A reduction in its revenues could in turn negatively  affect the market price of its securities.

We are subject to extensive  government  regulation which could cause us to incur significant liabilities or restrict our business activities.

Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating distribution,  sales, safety matters, products and others. Our operating expenses may be increased by governmental  regulations and other fees and taxes, which may be imposed. Any delay or refusal from government agencies to grant us necessary  licenses,  permits and  approvals  could have an adverse effect on our operations.

We may require additional capital in the future, which may not be available on favorable terms or at all.

Our future  capital  requirements  will depend on many  factors,  including industry  and market  conditions,  our  ability to  successfully  implement  our branding and marketing  initiative and expansion of our business.  We anticipate that we may need to raise  additional  funds in order to grow our  business  and implement our business  strategy.  We anticipate that any such additional  funds would be raised through  equity or debt  financings.  In addition,  we may enter into a  revolving  credit  facility  or a term  loan  facility  with one or more syndicates of lenders. Any equity or debt financing, if available at all, may be on terms  that are not  favorable  to us.  Even if we are able to raise  capital through equity or debt  financings,  as to which there can be no assurance,  the interest  of  existing  shareholders  in our  company  may be  diluted,  and the securities we issue may have rights,  preferences and privileges that are senior to those of our common stock or may otherwise  materially  and adversely  effect the  holdings  or  rights of our  existing  shareholders.  If we  cannot  obtain adequate capital,  we may not be able to fully implement our business strategy, and our  business,  results  of  operations  and  financial  condition  would be adversely affected. See also "Management's  Discussion and Analysis of Financial Condition  and  Results of  Operations--Liquidity  and  Capital  Resources."  In addition,  we have and will continue to raise additional capital through private placements or registered offerings, in which broker-dealers will be engaged. The activities of such broker-dealers are highly regulated and we cannot assure that the activities of such broker-dealers will not violate relevant regulations and generate liabilities despite our expectation otherwise.

We depend on the  availability  of  additional  human  resources for future growth.

We are currently  experiencing a period of significant  growth in our sales volume.  We believe  that  continued  expansion  is  essential  for us to remain competitive  and to  capitalize on the growth  potential of our  business.  Such expansion may place a significant  strain on our  management  and operations and financial  resources.  As our  operations  continue  to  grow,  we will  have to continually   improve  our  management,   operational  and  financial   systems, procedures  and controls,  and other  resources  infrastructure,  and expand our workforce.  There can be no assurance  that our  existing or future  management, operating and  financial  systems,  procedures  and controls will be adequate to support our operations,  or that we will be able to recruit, retain and motivate our  personnel.  Further,  there  can be no  assurance  that  we will be able to establish,  develop or maintain the  business  relationships  beneficial  to our operations,  or to do so or to implement any of the above activities in a timely manner.  Failure to manage our growth  effectively could have a material adverse effect  on our  business  and  the  results  of  our  operations  and  financial condition.

We may be adversely  affected by the fluctuation in raw material prices and selling prices of our products.

The raw materials and the products we trade and distribute have experienced significant price fluctuations in the past. There is no assurance that they will not be subject to future  price  fluctuations  or pricing  control.  These price changes  may  ultimately  result  in  increases  in the  selling  prices  of our products,  in turn,  adversely  affect our sales  volume,  revenue and operating profit.

We could be adversely affected by the occurrence of natural disasters. From time to time, our developed sites may experience strong winds, storms,  flooding and  earth  quakes.   Natural   disasters   could  impede   operations, damage infrastructure necessary to our constructions and operations.  The occurrence of natural  disasters  could  adversely  affect our  business,  the  results of our operations,  prospects and financial  condition,  even though we currently  have insurance  against  damages  caused by natural  disasters,  including  typhoons, accidents or similar events.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

In general,  the tire  distribution  industry is intensely  competitive and highly fragmented.  We compete with various  companies.  Many of our competitors are more  established  than we are and  have  significantly  greater  financial, technical,  marketing and other resources than we presently possess. Some of our competitors  have greater name  recognition  and a larger  customer base.  These competitors may be able to respond more quickly to new or changing opportunities and  customer   requirements  and  may  be  able  to  undertake  more  extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive  pricing  policies.  We intend to create  greater  awareness  for our brands  so that we can  successfully  compete  with our  competitors.  We cannot assure  you that we will be able to compete  effectively  or  successfully  with current or future competitors or that the competitive pressures we face will not harm our business.

Our operating  subsidiary  must comply with  environmental  protection laws that could adversely affect our profitability.

We are generally required to comply with the environmental  protection laws and  regulations  promulgated by the national and local  governments of the PRC. Some of these  regulations  govern  the  level  of fees  payable  to  government entities providing environmental  protection services. If we fail to comply with any of these  environmental  laws and  regulations in the PRC,  depending on the types and  seriousness  of the  violation,  we may be subject  to,  among  other things,  warning  from  relevant  authorities,  imposition  of  fines,  specific performance and/or criminal liability, forfeiture of profits made, being ordered to close down our business operations and suspension of relevant permits.

There may be a conflict of interest  which may hurt our  shareholders'  interest due to related parties transactions.

 Currently,  we use  and  share  resources  of our  affiliated  and  related parties, including office space and warehouse space. There are risks involved in such an  arrangement  in which the Company's  interest may be harmed due to such related party transactions.

Our success  depends on our management  team and other key  personnel,  the loss of any of whom could disrupt its business operations.

Our future success will depend in substantial part on the continued service of our senior  management.  The loss of the  services  of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability.  We do not carry life or other insurance covering officers or key personnel.  Our future  success  will also  depend on the  continued  ability to attract,  retain and motivate  highly  qualified  technical  sales and marketing customer  support.  Because of the rapid  growth of the economy in the  People's Republic of China,  competition  for qualified  personnel is intense.  We cannot guarantee  that we will be able to retain our key  personnel  or that we will be able to attract, assimilate or retain qualified personnel in the future.

We may be subject to product liabilities.

Although we distribute and export products made by others,  we may be still subject to potential  product  related  liabilities.  We may not have sufficient insurance coverage for such claims if we fail to defend against them.

RISKS RELATED TO THE PEOPLE'S REPUBLIC OF CHINA

Changes in China’s political or economic situation could harm us and our operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

·	Level of government involvement in the economy;
·	Control of foreign exchange;
·	Methods of allocating resources;
·	Balance of payments position;
·	International trade restrictions; and
·	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem in China and or in those south east Asian countries, where our operations are conducted, or are our sources of raw materials could have a negative effect on our operations.

Our operations may be impacted by a number of health-related factors, including the following:

·	quarantines or closures of some of our offices which would severely disrupt our operations,

·	the sickness or death of our key officers and employees, and

·	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Capital outflow  policies in the People's  Republic of China may hamper our ability to remit income to the United States.

The People's  Republic of China has adopted  currency and capital  transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our directors believe that it is currently in  compliance  with  these   regulations,   should  these  regulations  or  the interpretation  of them by courts or regulatory  agencies change;  we may not be able to remit all income  earned and proceeds  received in  connection  with our operations or from the sale of our operating subsidiary to our stockholders.

 It may be difficult to effect  service of process and  enforcement of legal judgments  upon our company and our officers and directors  because some of them reside outside the United States.

As our  operations  are  presently  based  in  China  and  some  of our key directors and officers  reside outside the United States,  service of process on our key  directors  and officers  may be  difficult to effect  within the United States.  Also,  substantially  all of our assets are located  outside the United States and any  judgment  obtained  in the United  States  against us may not be enforceable outside the United States.

 If relations  between the United States and China  worsen,  our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years,  the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the  United  States and China  could  adversely  affect the market  price of our common stock and our ability to access U.S. capital markets.

We  may  have  difficulty  establishing  adequate  management,   legal  and financial controls in the People's Republic of China.

 The People's Republic of China historically has not adopted a Western style of management and financial  reporting  concepts and practices,  modern banking, computer  or  other  control  systems.  We may have  difficulty  in  hiring  and retaining a  sufficient  number of  qualified  employees to work in the People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial  statements,  books of account and corporate records and instituting business practices that meet Western standards.

It  will  be  extremely  difficult  to  acquire  jurisdiction  and  enforce liabilities  against our  officers,  directors  and assets based in the People's Republic of China.

Because the Company's  executive  officers and  directors,  including,  the chairman of its board of directors,  are Chinese citizens,  it may be difficult, if not  impossible,  to acquire  jurisdiction  over these persons in the event a lawsuit  is  initiated  against  us  and/or  its  officers  and  directors  by a stockholder or group of  stockholders  in the United States.  Also,  because the majority  of our assets are located in the  People's  Republic of China it would also be extremely  difficult to access those assets to satisfy an award  entered against it in a United States court.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenue will be settled in RMB and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which became effective on September 8, 2006.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006. This new regulation, among other things, governs the approval process by which a PRC company may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the new regulation will require the PRC parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to the Ministry of Commerce and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the PRC business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. Currently, RMB has risen against U.S. Dollars. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should RMB appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

We are subject to the risks related to the evolving legal systems in China.

China's   legal  system  is  still   evolving   with  many uncertainties, particularly in the promulgation and  implementation and interpretation of rules and laws that are changing,  being adopted and being  interpreted and applied on an  uneven  basis,  sometimes  arbitrarily.   Our  Company,  its  structure  and organization  are subject to those risks.  If such laws and rules are applied or interpreted  against  the  Company in an  unfavorable  way, we may be subject to penalties or even lose our business  license and you may lose your investment in us.

RISKS RELATED TO OUR SHARES

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our principal stockholders,  current executive officers and directors own a significant  percentage of our company and will be able to exercise  significant influence over our company.

Our executive officers and directors and principal  stockholders  together will  beneficially  own a majority of the total voting power of our  outstanding voting  capital  stock.  These  stockholders  will  be  able  to  determine  the composition  of our Board of Directors,  will retain the voting power to approve all matters requiring stockholder approval and will continue to have significant influence  over our affairs.  This  concentration  of  ownership  could have the effect  of  delaying  or  preventing  a  change  in  our  control  or  otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could  have a material  and  adverse  effect on the market  price of the common  stock or prevent our  stockholders  from  realizing  a premium  over the market prices for their shares of common stock. See "Principal Stockholders" for information about the ownership of common by our executive  officers,  directors and principal stockholders.

We do not anticipate paying dividends on the Common Stock.

We have never paid  dividends  on our  common  stock and do not  anticipate paying  dividends in the foreseeable  future.  Our directors  intend to follow a policy of retaining all of our earnings,  if any, to finance the development and expansion of our business.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended,  and Rule 15g-2 promulgated  thereunder by the SEC require broker-dealers dealing in penny stocks to provide  potential  investors with a document  disclosing the risks of penny stocks and to obtain a manually  signed and dated  written  receipt of the document  before  effecting any  transaction in a penny stock for the investor's account.

Potential  investors  in our common stock are urged to obtain and read such disclosure carefully before  purchasing any shares that are deemed to be "penny stock." Moreover,  Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for  transactions  in such stocks before selling any penny stock to that investor.  This procedure  requires the broker-dealer to (i) obtain from the investor information  concerning his or her financial situation, investment  experience and investment  objectives;  (ii)  reasonably  determine, based on that  information,  that  transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written  statement  setting forth the basis on which the  broker-dealer  made the  determination  in (ii) above;  and (iv)  receive a signed and dated copy of such  statement from the investor,  confirming  that it accurately reflects the investor's  financial situation,  investment  experience and investment  objectives.  Compliance with these requirements may make it more difficult  for  holders  of our  common  stock to resell  their  shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may  adversely  affect the market price of our common stock,  as the future sale of a substantial  amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time,  certain of our stockholders may be eligible to sell all or some of  their  shares  of  common  stock  by  means  of  ordinary  brokerage transactions  in the open  market  pursuant to Rule 144,  promulgated  under the Securities  Act  ("Rule  144"),  subject  to certain  limitations.  Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between six months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements. Any substantial  sale of common stock pursuant to Rule 144 or pursuant  to any resale  prospectus  may have an adverse effect on the market price of our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

Zhongsen International Company Group Ltd. (Zhongsen Interntional) holds 100% of equity interest of Qingdao Free-TradingZone Sentaida International Trade Co., Ltd. (“F.T.Z. Sentaida”), Qindao Sentaida Tires Co., Ltd. (“Sentaida Tires”) and Zhongsen Holdings Co., Ltd. (“Zhongsen Holdings”). In the section below they are collectively referred to as “the Company”. The following discussion and analysis of our consolidated results of operations, financial condition and liquidity should be read in conjunction with our Annual Report for the fiscal year ended December 31, 2007 and the accounting notes for consolidated statements for the year ended December 31, 2007.

Overview

We are a holding company that only operates through our Chinese subsidiaries, China.F.T.Z. Sentaida, Sentaida Tires, and Zhongsen Holdings.  We primarily engage in the global marketing and distribution of tires and rubber without any tire manufacturing operations.  We are one of the largest integrated tire and rubber marketers and distributors. We have three major business divisions: rubber import and distribution, tire export, and tire domestic wholesale and retail. We position ourselves as an intermediary between international rubber producers and Chinese tire manufacturers and as an active marketer for the tire manufacturers in the very fragmented tire replacement market. We aim at becoming a major player in the world tire and rubber market.

Our Rubber Import/Distribution Division, operating under F.T.Z.Sentaida and Zhongsen Holdings, generated about $185.5 million of sales revenue, which accounted for 56% of our consolidated net sales for the year as of December 31, 2007. It decreased by 15% comparing with the division’s revenue in 2006 (see details in operation analysis section).

Our Tire Export Division, operating under F.T.Z.Sentaida and Zhongsen Holdings, achieved about $89.5 million of revenue, which represented 27% of our total consolidated net sales for the year ended December 31, 2007. It was up approximately 25% in comparison with the corresponding figure in 2006.

Our Tire Domestic Sales Division, operating under Sentaida Tires, generated about $54.9 million net sales, accounted for about 17% of our consolidated net sales. It increased by 28% comparing with the amount for the division’s revenue in 2006.

The replacement tire markets, both in the United States of America and in China, have experienced stable historic growth. Several positive industry trends such as an increase in the number of vehicles on the road, an increase in the number of licensed drivers, an increase in the number of vehicles on the road, an increase in the number of miles driven, and an increase in the average age of vehicles have contributed the overall growth in the industry. Our strong revenue growth from replacement tire markets resulted, in part, from the overall growth in the industry; in addition, from the actions taken by us. We pay attention to maintain good business relationships with our suppliers and customers. Meanwhile, we expanded breadth and depth of product offering.

Results of Operations

Results of operations for the year ended December 31, 2007 compared to results of operations for the same period ended December 31, 2006. The following table sets forth the period change for each category of the statement of operations, as well as each category as a percentage of net sales.

	Dec. 31, 2007 US$	% of revenues	Dec. 31, 2006 US$	% of revenues	% of change based on Dec. 31, 2006
Sales	329,922,722	99.3%	332,535,270	99.9%	-0.8%
Commissions and other	2,331,556	0.7%	433,807	0.1%	4.4 times
Total revenues	332,254,278	100%	332,969,077	100%	-0.2%
COSTS AND EXPENSES
Cost of sales	311,152,343	93.6%	315,093,435	94.6%	-1.3%
Freight charges	6,588,423	2.0%	5,847,439	1.8%	12.7%
Commissions and rebates	59,961	0.0%	145,621	0.0%	-58.8%
Insurance	328,465	0.1%	270,079.	0.1%	21.6%
Selling expenses	2,717,207	0.8%	2,319,384	0.7%	17.2%
General & Administrative expenses	1,054,595	0.3%	482,299	0.1%	1.2 times
Total costs and expenses	321,900,994	96.9%	324,158,257	97.4%	-0.7%
Income/loss from operations	10,353,284	3.1%	8,810,820	2.6%	17.5%
Other income and expenses
Miscellaneous income (expense)	106,002	0.0%	(168,272)	0.1%	1.6 times
Interest expenses	(3,822,435)	1.2%	(3,474,729)	1.0%	10.0%
Other net	(3,716,433)	1.1%	(3,643,001)	1.1%	2.0%
Income/loss from operation before income tax	6,636,851	2.0%	5,167,819	1.6%	28.4%

Provision (benefit) for income taxes	472,964	0.1%	572,682	0.2%	-17.4%

Net income/ loss	6,163,887	1.9%	4,595,137	1.4%	34.1%
Foreign currency translation gain(loss)	(173,468)	0.1%	96,322	0.0%	-2.8 times
Comprehensive Income	5,990,419	1.8%	4,691,459	1.4%	27.7%

Net Sales

The net sales for the year ended December 31, 2007, which were approximately $329.9 million, decreased by approximately $2.6 million, 0.8% lower than the net sales for the same period in 2006. The Company’s tire export and domestic tire distribution both showed strong growth with the increase of 25% and 28%, respectively. In the domestic tire market, the Company sold two new high quality Chinese tire brands brought in early 2007, which diversify the Company’s product offering and bring in more revenue.  The Company has been focusing on developing a distribution network and on enhancing the ability to expand its customer base both in domestic and overseas markets. Therefore, not only the existing customers purchased more tires than before, but also the Company developed a larger customer base. All these factors contributed to the increase in revenue.

In 2007 there was a 15% decrease in revenue from the rubber import and distribution business, which offset the strong revenue growth in tire export and domestic distribution. The decrease was mainly due to changes in the business of styrene-butadiene rubber (SBR rubber). In the previous fiscal years, the Company’s SBR rubber business was conducted with both purchasing contracts and sale contracts. The Company had the right to determine the sales price of SBR rubber offered to customers and bear all the risk relating to inventory, therefore, sales of SBR rubber were recognized as revenue. According to the new sales agent agreement with SBR rubber suppliers, the Company now serves as a sales agent for SBR rubber starting in the last quarter of 2006 and receives a commission for the sales of SBR rubber. The commission is recorded as commission income and is included in commissions and other in the statements of operations. In addition, a similar situation also occurs with synthetic rubber sales. The Company received approximately $1.4 million in commission income in the year ended December 31, 2007.

Commissions and other

Commissions and other increased by approximately $1.9 million to about $2.3 million in 2007 from about $0.4 million in 2006. Line items of commission and other were as follows: approximately $1.4 million of rubber agent sales income and commissions, $0.2 million of service income for declaring customs on behalf of customers, $0.1 million of rental income, $0.5 million of car service income from chain stores and $0.1 million of warranty service income. Agent sales contract for SBR rubber and synthetic rubber started in the last quarter of 2006, which contributed to the increase in commission income in 2007. In addition, most of the Company’s chain stores were new in 2006 and generated more revenue in 2007.

Costs and operating expenses:

Due to favorable purchase and sales prices, the Company could get the overall cost of good sold as a percentage of total revenues reduced by 1% from 2006 levels.

Overall operating expenses increased by approximate $1.7 million to about $10.7 million in fiscal 2007 from approximate $9.0 million in fiscal 2006. However, most of them do not have a significant increase as a percentage of total revenues when compared with the corresponding figures in 2006.

Freight charges contributed approximately $0.74 million of the increase in operational expenses. The increase in freight charges mainly resulted from the increased sales in the tires export business. The Company believes this increase was reasonable when considering the mix of the CIF and FOB sales terms to different customers.

Selling expenses increased by approximate $0.4 million, or 17% in absolute amount, to about $2.7 million in fiscal 2007 from about $2.3 million in fiscal 2006. As a percentage of total revenues, it accounted for about 0.8% and 0.7% in 2007 and 2006, respectively. Increase in selling expenses primarily resulted from higher salary and commission to sales representatives. There was also an increase in depreciation expense because of the effect of the Company’s warehousing infrastructure and building of the chain stores.

General and administrative expenses increased by $0.5 million to approximately $1.0 million in 2007 from approximately $0.5 million in 2006. It accounted for 0.3% as a percentage of total revenues in 2007, while it was 0.1% in 2006. Staff salary increased by about $0.16 million. The Company started listing process in 2007, placement agent fee, lawyer fee, consulting firm fee, and audit fee in total increased about $0.26 million. The increase in travel expenses, local tax for road and river maintenance and stamp tax also contributed to the increase in general and administrative expenses.

The increase in operating expenses was offset by the decrease in costs of sales. Therefore, the income from operations increased by approximately $1.5 million, up by 17.5%, compared with the corresponding figure in 2006.

Interest Expense

The Company experienced an increase in interest expense and miscellaneous financial charges of approximately $0.76 million to approximately $4.35 million, which was offset by interest income of approximate $0.55 million in fiscal 2007. Interest expense for discounting notes, short term debt for working capital turnover, trading finance, and miscellaneous financial charges, such as fee for issuing letters of credit and bank charges etc, are all included in interest expense. The increase in interest expense was primarily due to the rise in the bank interest rate. The average annual interest rate in 2006 was about 6%, while it was about 6.5% in 2007. In addition, the balances for total short-term borrowing in 2007 were about $16.9 million higher than that in 2006, which also contributed to the increase in interest expense.

Net Income

The Company achieved about $6.2 million of net income in 2007, which increased by about $1.6 million (approximately 34.8%) compared with about $4.6 million in 2006. It was mainly attributed to the significant increase in commission and other and decrease in cost of sales.

Liquidity and Capital Resources

The following table summarizes the cash flows for the years ended as of December 31, 2007 and 2006.

	Years ended December 31,
	2007	2006
	US$	US$
Cash used in operating activities	(14,950,126)	(8,720,250)
Cash used in investing activities	(1,875,504)	(4,421,209)
Cash provided by financing activities	13830,341	13,240,320
Effect of exchange rate change on cash	792,532	51,192
Net increase in cash and cash equivalents	(2,202,757)	150,052
Cash and cash equivalents beginning of the year	4,311,388	4,161,335
Cash and cash equivalents ending of the year	2,108,631	4,311,388
Cash payments for interest	4,044,917	3,474,729
Cash payment (receipts) for taxes	118,654	226,875

Operating activities

Total net cash used in operating activities in 2007 was increased by $6.2 million to approximately $14.9 million from approximately $8.7 million in 2006. The increase in related party receivable (approximately $32 million) and other receivables and prepayment of approximately $7.2 million were significantly higher than the corresponding figures in 2006. In addition, about $1.6 million increase in inventory also contributed to the cash used in operating activities. Net working capital as of December 31, 2007 totaled about $-15.5 million compared to $10.3 million as of December 31, 2006, a significant decrease of approximately $25.8 million. The decrease in working capital mainly attributed to $28,967,410 of related party receivable that was reclassified as non current.

Investing activities

Net cash used in investing activities decreased by approximately $2.5 million to about $1.9 million in 2007 from about $4.4 million in 2006. The decrease was due primarily to a reduction in capital expenditures. In 2006, there was an increase in investment on newly-established full function aftermarket service centers in Qingdao, which resulted in corresponding increase in fixed assets such as buildings and equipment etc. This investment did not repeat in 2007.

Financing activities

Increase in short term borrowings of approximately $16.9 million is approximately $1.1 million higher than the corresponding figure (about $15.8) in 2006. The increase in short term borrowing was mainly resulted from the increase of amount used in trade financing. Export bill purchase, import bill advance, documents against payment and documents against acceptance constituted most of the Company’s short term borrowings. Due to the business expansion and cash used in operating activities increased significantly, the Company needed to bear more short term borrowing for normal working capital turnover.

Revolving credit facility

The Company has increased credit facilities to support business expansion. The total amount of credit facilities in 2007 was approximately $115.3 million. The outstanding import bill advance, export bill purchase, documents against payment, documents against acceptance and short term debt for working capital turnover were approximately $55.5 million in total as of December 31, 2007. Corresponding finance charges are based on the interest rate defined in each individual contract between the Company and the banks. In general, the interest rate for import bill advances and export bill purchases is based on the average of three months LIBOR plus 0.8%. The finance charge for opening a letter of credit is approximately 0.1%; finance charges for documents against payment and documents against acceptance are at a rate fluctuating around 0.1%. The letters of credit negotiation service charge is 0.125%.  In total, the interest expense and miscellaneous financial charges incurred in 2007 was about $4.35 million.

The obligations of credit are guaranteed by Sentaida Group Ltd, Sentaida Rubber Co. Ltd, and Kaiyang Import and Export Company Limited who is one of the Company’s strategic business partners. Some of the obligations also bear the personal guarantee of stockholders of Sentaida Group, Qin Long (president of the Company) and Xiuqin Li (Mr. Qin Long’s wife, who has been Technical Inspection & Purchasing Director in Sentaida Group from September 1991 to September 2007). The contractual agreements with banks contain covenants which restrict the Company’s ability to incur additional debt, enter into guarantees, make loans and investments, and modify certain material agreements, and other customary covenants. The Company is in compliance with all the covenants.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require more significant judgments and estimates in the preparation of financial statements, including the following:

•

Allowance for doubtful accounts.

The Company would provide an allowance for doubtful accounts to ensure that accounts receivable and other receivables are not overstated due to any uncollectible accounts. Based on management’s evaluation of the customers’ ability to make payment, the probability of inability to pay is low; therefore, the Company did not make any allowance for doubtful accounts.

•

Inventories.

For Sentaida Tires, inventories are valued at the lower of cost (computed in accordance with the weighted average method) or market. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable merchandise. Based on management’s experience and assessments, the level of obsolete and slow-moving merchandise was very low and we believe there is no need to have an allowance for obsolescence. Terms with a majority of the Company’s tires vendors allow return of tires products, within limitations, specified in their supply agreements.

For Zhongsen Holdings and F.T.Z Sentaida, the inventories for rubber and tires are stated at the lower of cost (computed in accordance with the first-in-first-out method) or market. There was no inventory kept in Zhongsen Holdings, where F.T.Z. Sentaida maintains inventory at minimum level. Management adjusts the inventory level based on the fluctuation of the demand for rubber. The Company’s management believes that there is no need to make an allowance for FTZ Sentaida’s inventory.

•

Property, plant and equipment.

Our property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on a straight-line basis over the estimated useful life of an asset. The principal depreciation rates are as follows:

Buildings	20 years
Machinery and equipment	5 years
Office equipment	5 years
Vehicles and other	5-8 years

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount excluding proceeds from disposal is charged or credited to income.

•

Revenue recognition.

SAB 104 outlines four criteria that all publicly held companies have to follow to recognize revenue: 1. Persuasive evidence of an arrangement exists. 2. Delivery has occurred or services have been rendered. 3. The seller's price to the buyer is fixed or determinable. 4. Collectibility is reasonably assured. The Company recognizes revenue when title and risk of loss pass to the customer and the above criteria have been met. Besides the above criteria, for F.T.Z Sentaida and Zhongsen Holdings, they also recognize the revenue upon shipment of products, provided the above mentioned criteria have been met.

•

Warranty.

The tires that FTZ Sentaida and Sentaida Tires sell are guaranteed directly by the manufacturers, FTZ Sentaida and Sentaida Tires are not accountable to customers. In respect of rubber imported, the FTZ Sentaida has insurance coverage for the quality. Therefore, the Company does not make provisions for warranty.

For Sentaida Tires, although it has no responsibility for defects in quality or workmanship of the tires, it serves as agent for making damage claims on behalf of its customers from manufacturers. Sentaida Tires may compensate customers first, either by replacing the tires or by a cash refund, and then get reimbursement from manufacturers or suppliers in the form of tires or cash.

Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation requires that we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year. The adoption of FIN 48 has no material effect on our financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157 Fair Value Measurement (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 shall be effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which SFAS 157 is initially applied, except in some circumstances where the statement shall be applied retrospectively. We are currently evaluating the effect, if any, of SFAS 157 on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for the 2008 fiscal year. We are in the process of evaluating this guidance and therefore have not yet determined the impact that SFAS 159 will have on our financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk

We are exposed to interest rate risk primarily with respect to our short-term bank loans.  Although the interest rates are fixed for the terms of the loans, the terms are typically 12 months and interest rates are subject to change upon renewal.  Since September 16, 2007 China People’s Bank has increased the interest rate of RMB bank loans with a term of 6 months or less by 0.27%, and loans with a term of 6 to 12 months by 0.27%. The new interest rates are 6.48% and 7.29% for RMB bank loans with a term of 6 months or less and loans with a term of 6-12 months, respectively.  The change in interest rates has no impact on our bank loans that were made before September 15, 2007. There was an increase of interest expense of approximate $10,587 from the loan we contracted after September 15, 2007. Management monitors the banks’ interest rates in conjunction with our cash requirements to determine the appropriate level of debt balances compared to other sources of funds. We have not entered into any hedging transactions in an effort to reduce our exposure to interest rate risk.

Foreign Exchange Risk

While our reporting currency is the U.S. Dollar, all of our consolidated revenues and consolidated costs and expenses are denominated in Renminbi.  All of our assets are denominated in RMB except for cash.  As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between U.S. Dollars and RMB.  If the RMB depreciates against the U.S. Dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. Dollar financial statements will decline.  We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results.  Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues, if the selling prices of our products do not increase with these increased costs.

PROPERTIES

All land in China is owned by the State.  Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes.  In the case of land used for industrial purposes, the land use rights are granted for a period of up to 50 years.  This period may be renewed at the expiration of the initial and any subsequent terms.  Granted land use rights are transferable and may be used as security for borrowings and other obligations.

The Company  currently does not own any real estate.  So far, it uses about 16,000 square meters of office space and about 17,800 square meters of warehouse for free.  These office space and warehouse are owned by Sentaida  Rubber Co., Ltd, which is a subsidiary of Sentaida Group Ltd. , an affiliate of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 25, 2008 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Rub a Dub Soap, Inc. No. 177 Chengyang Section,  308 National Highway, Danshan Industrial Area, Qingdao, China, 266109.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership[1]	Percent of Class[2]
Common Stock	Qin Long	Chairman of the Board of Directors and CEO[3]	11,310,000	43.5
Common Stock	Kai Chen	Vice President and Director	11,700,000	45.0
Common Stock	Liang Junfeng	Vice President and Director	0	*
Common Stock	Ji Gongsheng	Vice President and Director	0	*
Common Stock	Liang Junbao	Chief Financial Officer and Director	0	*
Common Stock	All offices and directors as a group (5 persons named above)		23,010,000	88.5

1.  Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Common Stock.

2.  A total of 26,000,000 shares of the Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position
Long Qin	43	Chief Executive Officer, and Chairman of the Board
Kai Chen	47	Director and President
Gongsheng Ji	43	Director and Vice President and General Manager of Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd.
Junfeng Liang	48	Director and Vice President and General Manager of Qingdao Sentaida Tire. Co., Ltd.
Junbao Liang	45	Director and Chief Financial Officer

Mr. Long Qin,  Chairman  & CEO of the  Company,  age 43,  worked as general manager in Tizong  Rubber  Company in Qingdao  from 1990 to 1998.  He joined the Company as a founder and chairman of board in 2000. In the last 7 years, Mr. Qin has led the  Company  and built it from a start-up.  Under his  leadership,  the Company has grown from one single line of business in natural rubber trading to today's  world-wide  marketing and  distribution of both rubber and tires.  The Company's annual sales have increased from a few million dollars in 2000 to $327 million in 2006.

Mr. Kai Chen, Board Director and President of Zhongsen Holdings Co., Ltd., age 47, graduated from Beijing Foreign Studies University in 1983 with a major in International  Trade.  Before joining Company in 2006, he served as President of Aeon Holdings Co. in Hong Kong for four (4) years.  Prior to that, he  held  several  senior  managerial   positions  in  different international companies,  which include  SinoChem,  where he had served as General Manager for Eastern China Region for 12 years and led the region to generate RMB 3 billion of annual sales in 2000.

Mr. Gongsheng Ji,  Vice  President  of the Company and General  Manager of Qingdao  (F.T.Z)  Sentaida  Int'l Trade Co., Ltd., age 43,  graduated  from Fudan University  with a major in Economics.  Before he joined the Company in 2004, he had worked as General Manager of the Rubber Division of SinoChem  International Trading Group for nine (9) years.  Prior to that, he worked as Division  Manager at Qingdao Light & Chemical  Industrial  Company from 1984 to 1995.  Mr. Ji is a well-known trader in the China rubber industry.

 Mr. Junfeng Liang, Vice President of the Company and General Manager of Qingdao Sentaida Tire Co., Ltd., age 48. He joined Qingdao F.T.Z.  Sentaida International Trading Co. in 2002 and founded Qingdao Sentaida Tire Co., with Mr. Qin Long. In the last three years, he has led the Company's Domestic Tire business division and generated over RMB 1.3 billion of aggregate sales.  Before he joined the Company,  he worked as Sales Manager in Weihai Triangle Tire Co, one of the largest tire-makers  in China,  for 9 years.  From 1980 to 1993, he served as Sales Manager at Tai'an City Merchant Supply Company.

Mr. Junbao Liang, Chief  Financial  Officer,  age 45,  Certified  Senior Accountant,  graduated from Tianjin  University  with an MBA degree in 1996. Mr. Liang has served in this capacity since he joined the Company in December 2002. Prior to that, he had worked as Chief Accountant and CFO at Weihai Triangle Tire Co. for eight (8)  years.  From 1988 to 1994, Mr. Liang was a manager in the Finance Department of Ningyang Fertilizer Factory in Ningyang County, Shandong Province.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Board Composition and Committees

The board of directors is currently composed of 5 persons, Mr.Long Qin, Mr. Kai Chen, Mr. Gongsheng Ji, Mr. Junfeng Liang, Mr. Junbao Liang.

We currently do not have standing audit, nominating or compensation committees, although we may form such committees in the future as the membership of the board of directors increases.  Since we do not currently have an audit committee, we do not have an audit committee financial expert.  Our board of directors handles the functions that would otherwise be handled by an audit committee.  Upon the establishment of an audit committee, the board of directors will determine whether any of the directors qualify as an audit committee financial expert.

We have not implemented a process for stockholders to send communications to the board of directors because we have not had significant operations until recently.  We intend to establish a reporting mechanism as soon as practicable.

Director Compensation

Historically, we have not paid our directors fees for attending scheduled and special meetings of our board of directors.  In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings.  We do reimburse our directors for reasonable travel expenses related to attendance at board of director meetings.

Family Relationships

Our Director and Vice President and General Manager of Qingdao Sentaida Tire. Co., Ltd., Mr. Junfeng Liang and our Director and Chief Financial Officer Mr. Junbao Liang are bothers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. None of the directors, director designees or executive officers to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act required our executive officers and directors, and person who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based on its review of the copies of such forms received by us all such filing requirements applicable to its officers and directors were complied with during the fiscal year ended December 31, 2007.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Shareholder Communications

The Company has a process for shareholders who wish to communicate with the Board of Directors.  Shareholders who wish to communicate with the Board may write to it at the Company’s address given above.  These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following persons for services rendered in all capacities during the noted periods: Mr. Qin Long, our Chief Executive Officer, Mr. Kai Chen, our President, Mr. Junbao Liang, our Chief Financial Officer, Mr. Gongshen Ji, our Vice President, and Mr. Junfeng Liang, our Vice President.  No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (No. of shares)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Long Qin, Chairman and CEO(1)	2006	0	0	0	0	0	0	0	0
	2007	25714	0	0	0	0	0	0	25714
Kai Chen, Director and President(2)	2006	0	0	0	0	0	0	0	0
	2007	25714	0	0	0	0	0	0	25714
Junbao Liang, Chief Financial Officer (3)	2006	0	0	0	0	0	0	0	0
	2007	17142	0	0	0	0	0	0	17142
Gongsheng Ji, Director and Vice President (4)	2006	0	0	0	0	0	0	0	0
	2007	25714	0	0	0	0	0	0	25714
Junfeng Liang, Director and Vice President (5)	2006	0	0	0	0	0	0	0	0
	2007	24714	0	0	0	0	0	0	24714

Narrative to Summary Compensation Table

(1) Mr. Long Qin has not signed long term employee agreement with the Company and his salary is paid by F.T.Z Sentaida on behalf of the Company. Mr. Long Qin’s annual salary is $25,714. He does not receive any Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation Earnings, Non-qualified Deferred Compensation Earnings and All Other Compensation.

(2) Mr. Kai Chen has not signed long term employee agreement with the Company and his salary is paid by F.T.Z Sentaida on behalf of the Company. Mr. Kai Chen’s annual salary is $25,714. He does not receive any Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation Earnings, Non-qualified Deferred Compensation Earnings and All Other Compensation.

(3) Mr. Junbao Liang has not signed long term employee agreement with the Company and his salary is paid by F.T.Z Sentaida on behalf of the Company. Mr. Junbao Liang’s annual salary is $17,142. He does not receive Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation Earnings, Non-qualified Deferred Compensation Earnings and All Other Compensation.

(4) Mr. Gongsheng Ji has signed long term employee agreement with F.T.Z Sentaida and his salary is paid by F.T.Z Sentaida on behalf of the Company. Mr. Gongsheng Ji’s annual salary is $25,714. He does not receive any Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation Earnings, Non-qualified Deferred Compensation Earnings and All Other Compensation.

(5) Mr. Junfeng Liang has signed long term employee agreement with Sentaida Tire and his salary is paid by Sentaida Tire on behalf of the Company. Mr. Junfeng Liang’s annual salary is $25,714. He does not receive any Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation Earnings, Non-qualified Deferred Compensation Earnings and All Other Compensation.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives, during the fiscal year ended December 31, 2007.

Additional Narrative Disclosure

All our employees, have executed our form employment agreement and non-disclosure agreement.  Mr. Qin earns RMB 15,000 per month (approximately $2142) for his services as our Chief Executive Officer, Mr. Chen earns RMB 15,000 per month (approximately $2142) for his services as our President  and Mr. Liang earns RMB 10,000 per month (approximately $1428) for his services as our Chief Financial Officer.  No other benefits have been granted by us to officers at this time.

Compensation of Directors

Except the compensations reported in the Summary Compensation Table above, all the directors do not receive any additional compensation for their service as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

The following discloses transactions with related persons entered into over the past two years.

One of the related parties, Qingdao Sentaida Rubber Co. Ltd. (“Sentaida Rubber”) is a subsidiary of Sentaida Group Ltd, which previously owned 51% of the shares of Sentaida Tires and F.T.Z Sentaida before Sentaida Tires and F.T.Z. Sentaida were acquired by Zhongsen International. It accounted for about $2 million of the related party sales and 48.2% of the related party receivables in 2007. The sales were normal business transactions.  The Company got approximately $1.2 million commission from Sentaida Rubber for the agent sales contract between the Company and Sentaida Rubber.

LQJ Global Tire (“LQJ”) is another related party, which now is a wholly owned subsidiary by Sentaida Group. In November 2007, LQJ’s business operation was integrated into Sentaida International Inc., which is also a wholly owned subsidiary of Sentaida Group. Sentaida International Inc. has assumed all the LQJ’s liabilities. LQJ accounted for nearly 88.2% of the related party sales, and about 47.4% of the related party receivables. The sales to LQJ are normal business transactions and the documents are released against acceptance with a maturity of 90 days (D/A 90 days), which is 30 days longer than before.

The Company accrued about $0.4 million interest income for the receivables from Sentaida International Inc. The interest charge was based on the average receivables from Sentaida Rubber for the last three months in 2007 and at an annual average interest rate of 6.8%.

Nanjing Sentaida Tire Company Limited (“Nanjing Sentaida”) is a related party with Sentaida Tires through one top management member in Nanjing Sentaida’s management team. It accounted for 8.6% of the related party sales, which were all normal business transactions. Related party receivable from Nanjing Sentaida is approximately $0.2 million at December 31, 2007.

The Company uses office building and warehouse space free of rent from Sentaida Rubber Co., Ltd., a related party.

There were approximately $5.1 million related party payables on December 31, 2007. About $1.6 million of short term borrowing that the Company borrowed for working capital turnover owed to the wife of the Company’s CEO, Xiuqin Li. About $3.0 million owed to Dongsen Tires Company Limited (“Dongsen”), who is related with the Company through one management member, Mr. Junfeng Liang, our vice president and director, who involves in decision-making of Dongsen’s operation. The nature of the payables is short term borrowing by the Company without interest bearing. Another approximately $ 0.4 million owed to Delinte Logistic Company Limited (“Delinte”), one of subsidiaries of Sentaida Group. Sentaida Group owns 51% of Delinte’s equity interest.   These were some expenses paid by Delinte on behalf of the Company and should be reimbursed from the Company.

Director Independence Standards

The Company's Board of Directors has determined that no member of the Board of Directors qualifies as an "independent director" in accordance with the listing requirements of NASDAQ.

LEGAL PROCEEDINGS

From time to time, the Company may become involved in various  lawsuits and legal  proceedings,  which arise in the ordinary  course of  business.  However, litigation is subject to inherent uncertainties,  and an adverse result in these or other matters may arise from time to time that may harm  business.  The  Company  is  currently  not  aware  of  any  such  legal proceedings  or claims  that will  have,  individually  or in the  aggregate,  a material adverse affect on business, financial condition or operating results.

 MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market for our Common Stock

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “RUBD”, but has not been traded in the Over-The-Counter market except on a limited and sporadic basis.  The CUSIP number is 781082201.  The following table sets forth, for the periods indicated, the high and low bid prices of our common stock.  These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Bid Prices (1) *
	High	Low
TYD Through March 31, 2008	4.57	1.80
Fiscal Year Ended December 31, 2007
1st Fiscal Quarter (1/1/07-3/31/07)	5.475	5.125
2nd Fiscal Quarter (4/1/07-06/30/07)	6.00	3.00
3rd Fiscal Quarter (7/1/07-9/30/07)	5.00	1.75
4th Fiscal Quarter (10/1/07-12/31/07)	7.25	0.55

Fiscal Year Ended December 31, 2006
1st Fiscal Quarter (1/1/06-3/31/06)	0.092	0.015
2nd Fiscal Quarter (4/1/06-6/30/06)	0.022	0.017
3rd Fiscal Quarter (7/1/06-9/30/06)	0.333	0.283
4th Fiscal Quarter (10/1/06-12/31/06)	6.95	0.623

Year Ended December 31, 2005
1st Fiscal Quarter (1/1/05-3/31/05)	N/A	N/A
2nd Fiscal Quarter (4/1/05-6/30/05)	N/A	N/A
3rd Fiscal Quarter (7/1/05-9/30/05)	0.092	0.05
4th Fiscal Quarter (10/1/05-12/31/05)	0.125	0.042

________________________

(1)

The above tables set forth the range of high and low bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

*All prices reflected herein have been adjusted for the one-for-ten reverse split which occurred on April 17, 2007.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to maintain compliance with the periodic reporting requirements of the Exchange Act.

Approximate Number of Holders of Our Common Stock

On December 31, 2007, there were approximately 46 stockholders of record of our common stock.

Dividend Policy

The Company has never  declared  or paid any cash  dividends  on its common stock.  The Company  currently  intends to retain  future  earnings,  if any, to finance  the  expansion  of its  business.  As a result,  the  Company  does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The  following  summary is  qualified  in its  entirety by reference to the Company's  Articles of Incorporation  ("Articles") and its Bylaws. The Company's authorized  capital stock consists of 100,000,000  shares of common stock, $.001 par value per share, and 10,000,000  shares of preferred stock,  $.001 par value per share.

Common Stock

As of February 5, 2008,  (post  closing)  26,000,000  common  shares of the Company's  common  stock are held of record by  approximately  32 holders and an unknown  number of beneficial  holders.  Each share of common stock entitles the holder of  record  thereof  to cast one vote on all  matters  acted  upon at the  Company's  stockholder  meetings.  Directors  are elected by a  plurality  vote. Because holders of common stock do not have cumulative voting rights, holders or a single  holder of more  than 50% of the  outstanding  shares  of common  stock present  and voting at an annual  meeting at which a quorum is present can elect all of the  Company's  directors.  Holders of common  stock  have no  preemptive rights  and  have no  right  to  convert  their  common  stock  into  any  other securities.  All of the  outstanding  shares of common  stock are fully paid and non-assessable,  and the shares of common stock to be issued in connection  with the  exercise  of  options  under  the  Option  Plan  will  be  fully  paid  and non-assessable when issued.

Holders of common stock are entitled to receive ratably such dividends,  if any, as may be declared  from time to time by the Board of Directors in its sole discretion  from funds legally  available there for. In the event the Company is liquidated, dissolved or wound up, holders of common stock are entitled to share ratably in the assets  remaining  after  liabilities  and all accrued and unpaid cash dividends are paid.

Preferred Stock

The Board of  Directors  of the  Company  has the  authority  to divide the authorized  preferred stock into series,  the shares of each series to have such relative rights and preferences as shall be fixed and determined by the Board of Directors.  The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on common stock.  Such provisions may also include  restrictions on the ability of the Company to purchase  shares of common stock or to purchase or redeem shares of a particular  series of authorized  preferred stock.

Depending upon the voting  rights  granted to any series of  authorized  preferred  stock, issuance  thereof could result in a reduction in the voting power of the holders of common stock. In the event of any  dissolution,  liquidation or winding up of the Company,  whether  voluntary or  involuntary,  the holders of the  preferred stock will receive,  in priority over the holders of common stock, a liquidation preference established by the Board of Directors,  together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock,  the  liquidation  preference  of  authorized  preferred  stock and their matters,  the issuance of authorized preferred stock could result in a reduction in the assets  available for  distribution to the holders of common stock in the event of the liquidation of the Company.

There are no shares of preferred stock designated or issued as of the date hereof.

 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's  directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws.  These provisions state that the  Company's  directors  may cause the Company to indemnify a director or former  director  against all costs,  charges and expenses,  including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include  an  amount  paid to  settle an  action  or  satisfy  a  judgment.  Such indemnification  is at the discretion of the Company's board of directors and is subject  to  the  Securities   and  Exchange Commission's   policy   regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be  permitted  to  directors,  officers  or persons controlling  us pursuant to the foregoing provisions, or otherwise, the Company has been advised that  in  the  opinion  of  the   Securities  and  Exchange   Commission,   such indemnification  is  against  public  policy  as  expressed  in the  Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

The full text of our audited consolidated financial statements as of December 31, 2007 begins on page F-1 of this Current Report on Form 8-K/A.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On February 5, 2008, we issued 25,090,000 shares of our common stock to stockholders of Zhongsen. The issuance of our shares to these individuals was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and regulation D promulgated thereunder.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 5, 2008, in connection with the  acquisition of Zhongsen,  we terminated  the  services  of Sherb & Co.,  LLP,  as the  Company's  independent auditor.  Sherb & Co., LLP performed the audits for the year ended May 31, 2007, which report did not contain any adverse opinion or a disclaimer of opinion, nor was it  qualified  as to audit scope or  accounting  principles  but did carry a modification  as to going  concern.  During  Our  most recent  fiscal year and during any  subsequent  interim  period prior to the February 5  termination  as Our  independent auditors, there were no disagreements which Sherb & Co., LLP, with  respect to  accounting  or auditing  issues of the type  discussed in Item 304(a)(iv) of Regulation S-B.

On February 5, 2008,  we  provided  Sherb & Co., LLP with a copy of this disclosure and requested that it furnish a letter to us, addressed to the SEC, stating  that it agreed  with the  statements  made herein or the reasons why it disagreed.  A copy of the letter was filed by us as Exhibit 16.1 to our current report on Form 8-K, filed on February 05, 2008.

On February 5, 2008,  our board of directors  approved the engagement of the firm of  Bernstein & Pinchuk  LLP as our  independent  auditors.  During our two most recent fiscal years or any  subsequent  interim  period prior to engaging Bernstein & Pinchuk LLP, RDS had not consulted Bernstein & Pinchuk LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Zhongsen, the former stockholders of Zhongsen (prior to the private placement transaction as described under Item 2.01) own 96.5% of the total outstanding shares of our capital stock and 96.5% total voting power of all our outstanding voting securities.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, as of February 5, 2008, Kevin B. Halter Jr. and Pam Halter submitted their resignation letters pursuant to which they resigned from their positions as our directors effective immediately.  The resignations of Mr. Halter and Ms. Halter are not in connection with any known disagreement with us on any matter.  Qin Long, Liang Junfeng, Kai Chen, Gongsheng Ji, and Junbao Liang were appointed to the board of directors at the effective time of the resignation of Mr. Halter and Ms. Halter.

For certain biographical and other information regarding the newly appointed director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of the Company and wholly-owned subsidiaries of Zhongsen.

(b)

Pro Forma Financial Information

(c)

Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company [Incorporated by reference to Exhibit 3.1 of the Form 10-KSB filed on August 15, 2006 in Commission file number 0-52142]
3.2	Bylaws of the Company [Incorporated by reference to Exhibit 3.2 of the Form 10-KSB filed on August 15, 2006 in Commission file number 0-52142]
10.1

Share Purchase Agreement, between the Company and Zhongsen, dated October 26, 2007 [Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on October 29, 2007 in Commission file number 0-52142]

10.2*	Employment Agreement, dated November 29, 2007, between Gongsheng Ji and the Company
10.3*	Employment Agreement, dated November 20, 2007, between Junfeng Liang and the Company
16.1	Letter from Sherb & Co., LLP regarding the change in certifying accountants [incorporated by reference to Exhibit 16.1 of current report on Form 8-K, filed on February 05, 2008]
21*	A description of the subsidiaries of the registrant

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUB A DUB SOAP, INC.

Date: April 29, 2008

/s/ Qin Long

Chief Executive Officer

FINANCIAL STATEMENTS

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2007 AND 2006

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Zhongsen International Company Group Limited

We have audited the accompanying consolidated balance sheets of Zhongsen International Company Group Limited ("the Company") as of December 31, 2007 and 2006, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the years ended December 31, 2007, 2006 and 2005. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years ended December 31, 2007, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/Bernstein & Pinchuk LLP

April 24, 2008

ZhongSen International Company Group Limited
Consolidated Balance Sheets

	December 31,
	2007	2006
	US$	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	2,108,631	4,311,388
Restricted cash	8,534,135	7,672,729
Notes receivable	1,738,286	3,562,308
Accounts receivable, net	18,957,856	19,345,863
Related parties receivables	31,508,703	28,349,891
Inventories, net	10,384,620	8,825,745
Other receivables	8,681,783	4,822,463
Prepayments and other assets	6,448,517	3,131,071
Total Current Assets	88,362,531	80,021,458

RELATED PARTIES RECEIVABLES (NON CURRENT)	28,967,410	-

PROPERTY, PLANT & EQUIPMENT, net	5,812,963	5,045,953

INVESTMENT	46,486	7,675

	123,189,390	85,075,086

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term borrowings	55,505,353	38,626,247
Notes payable	16,174,239	13,482,571
Accounts payable	21,121,952	10,633,850
Related parties payables	5,064,636	3,315,847
Other payables and accruals	1,740,015	497,327
Taxes payable	2,059,348	395,183
Other liabiltities	274,715	137,534
Advance from customers	1,964,681	2,609,730
Total Current Liabilities	103,904,939	69,698,289

STOCKHOLDERS' EQUITY
Common stock	-	-
Paid in capital	-	3,048,765
Additional paid in capital	1,791	1,791
Appropriated of retained earnings	1,254,002	1,143,165
Unappropriated of retained earnings	16,536,419	10,483,369
Accumulated other comprehensive income	1,492,239	699,707
Total Stockholders' Equity	19,284,451	15,376,797
	123,189,390	85,075,086

See accompanying notes to consolidated financial statements

Zhongsen International Company Group Limited
Consolidated Statements of Operations and Comprehensive Income
	Years ended December 31,
	2007	2006	2005
	US$	US$	US$
REVENUES
Sales	329,922,722	332,535,270	245,086,065
Commissions and other	2,331,556	433,807	-
Total revenues	332,254,278	332,969,077	245,086,065
COSTS AND EXPENSES
Cost of sales	311,152,343	315,093,435	230,577,464
Freight charges	6,588,423	5,847,439	3,205,514
Commissions and rebates	59,961	145,621	1,951,499
Insurance	328,465	270,079	268,125
Selling Expenses	2,717,207	2,319,384	1,747,178
General and Administrative Expenses	1,054,595	482,299	398,315
	321,900,994	324,158,257	238,148,095
INCOME FROM OPERATIONS	10,353,284	8,810,820	6,937,970

OTHER INCOME (EXPENSE)
Miscellaneous income (expense)	106,002	(168,272)	(189,880)
Interest expense	(3,822,435)	(3,474,729)	(2,299,172)
	(3,716,433)	(3,643,001)	(2,489,052)
INCOME BEFORE INCOME TAXES	6,636,851	5,167,819	4,448,918

PROVISION FOR INCOME TAXES
Current	472,964	572,682	205,159
NET INCOME	6,163,887	4,595,137	4,243,759
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)	(173,468)	96,322	(15,820)
COMPREHENSIVE INCOME	5,990,419	4,691,459	4,227,939

EARNINGS PER COMMON SHARE:

See accompanying notes to consolidated financial statements

Zhongsen International Company Group Limited
Consolidated Statements of Changes in Stockholders' Equity
In USD
		Additional	Appropriated	Unappropriated	Accumulated Other
	Paid-in	Paid-in	Retained	Retained	Comprehensive	Stockholders'
	Capital	Capital	Earnings	Earnings	Income	Equity

Balance at January 1, 2005	$1,810,129	$-	$417,479	$2,370,159	$(4,224)	$4,593,543

Paid-In Capital For Sentaida Tire	1,238,636	-	-	-	-	1,238,636

Net income	-	-	581,397	3,662,362	-	4,243,759

Foreign currency translation	-	-	-	-	173,449	173,449

Balance at December 31, 2005	$3,048,765	$-	$998,876	$6,032,521	$169,225	$10,249,387

Additional Paid-In Capital	-	1,791	-	-	-	1,791

Net income	-	-	144,289	4,450,848	-	4,595,137

Foreign currency translation	-	-	-	-	530,482	530,482

Balance at December 31, 2006	$3,048,765	$1,791	$1,143,165	$10,483,369	$699,707	$15,376,797

Paid-in capital (Note 15)	(3,048,765)	-	-	-	-	(3,048,765)

Net income	-	-	110,837	6,053,050		6,163,887

Foreign currency translation	-	-	-	-	792,532	792,532

Balance at December 31, 2007	$-	$1,791	$1,254,002	$16,536,419	$1,492,239	$19,284,451

See accompanying notes to consolidated financial statements

Zhongsen International Company Group Limited
Consolidated statements of Cash Flows
	Years ended December 31,
	2007	2006	2005
	US$	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	6,163,887	4,595,137	4,243,759
Adjustments to reconcile net income to net cash
used by operating activities:
Depreciation	697,822	570,110	176,816
Changes in operating assets and liabilities
Accounts receivable	388,007	(4,381,897)	8,550,959
Notes receivable	1,824,022	(2,087,747)	(1,314,616)
Related parties receivables	(3,158,812)	(19,851,279)	7,616,580
Related parties receivables (non current)	(28,967,410)	-	-
Inventories	(1,558,875)	2,029,111	(7,505,999)
Other receivables	(3,859,320)	(715,206)	(1,114,046)
Prepaid expenses	3,186	(1,299)	(1,773)
Prepayments and other assets	(3,320,632)	8,830,947	(10,130,710)
Accounts payable	10,488,102	4,241,435	684,577
Notes payable	2,691,668	50,113	12,068,329
Related parties payables	1,748,789	3,247,556	-
Other payables and accruals	753,143	(162,052)	(1,412,428)
Taxes payable	1,664,165	(305,616)	(538,922)
Other liabilities	137,181	100,852	32,936
Advances from customers	(645,049)	(4,880,415)	(435,025)
Net Cash Provided (Used) by Operating Activities	(14,950,126)	(8,720,250)	10,920,437

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(975,287)	(2,628,317)	(2,935,294)
Restricted cash	(861,406)	(1,954,068)	(2,531,890)
Investment	(38,811)	191,493	(192,856)
Construction in progress	-	(30,317)	(3,097)
Net Cash Used by Investing Activities	(1,875,504)	(4,421,209)	(5,663,137)

CASH FLOWS FROM FINANCING ACTIVITIES
Disposal of investment	-	1,791	-
Net change in short term borrowings	16,879,106	15,796,892	(3,538,303)
Common shares issued	(3,048,765)	-	-
Capital contributions from minority interests	-	-	1,238,636
Long-term borrowings	-	(2,558,363)	-

Net Cash Provided (Used) by Financing Activities	13,830,341	13,240,320	(2,299,667)

Effect of exchange rate change on cash	792,532	51,192	186,470

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,202,757)	150,053	3,144,103
CASH AND CASH EQUIVALENTS, beginning of year	4,311,388	4,161,335	1,017,232
CASH AND CASH EQUIVALENTS, end of year	2,108,631	4,311,388	4,161,335

SUPPLEMENTAL DISCLOSURES
Interest paid	4,044,917	3,474,729	2,336,277
Income taxes paid	118,654	226,875	281,165

See accompanying notes to consolidated financial statements

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies:

Organization

Zhongsen International Company Group Ltd. (also referred to herein as “Zhongsen International”, “the Company”, “we”, “us” and “our” is a corporation formed under the Laws of the Special Administrative Region of Hong Kong of the People’s Republic of China.

Zhongsen International itself has no significant operations and assets other than holds 100% of equity interests in Free Trading Zone Sentaida International Trade Co., Ltd. (“F.T.Z. Sentaida”), Sentaida Tires Co., Ltd. (“Sentaida Tires”) and Zhongsen Holdings Co. Ltd. (“Zhongsen Holdings)” Individually. The operations of three subsidiaries of Zhongsen International constitute the Company’s operations presented under accounting principles generally accepted in the United States. Both F.T.Z. Sentaida and Sentaida Tires are companies incorporated under the Laws of People’s Republic of China, and Zhongsen Holdings is incorporated in the British Virgin Island under the International Business Company Act (Cap.291). Zhognsen Holdings and Zhongsen International are owned by one shareholder. In order to consolidate Zhongsen Holdings into Zhongsen International, the Shareholder transferred his shares of Zhongsen Holdings to Zhongsen International with no consideration in return.

On July 24, 2007, Zhongsen International reached agreements with the shareholders of both F.T.Z. Sentaida and Sentaida Tires to acquire 100% of their equity interests by cash payment. On November 6, 2007, Zhongsen International paid $2,030,273 to the shareholders of F.T.Z. Sentaida and $1,359,051 to the shareholders of Sentaida Tires, respectively, for their equity interest in each company and the acquisition was completed.

Nature of Business

The Company has involved in three kinds of business. Domestic tire distribution is operated under Sentaida Tires. For F.T.Z. Sentaida and Zhongsen Holdings, they both engage in the rubber import and distribution and in the tire export business.

In terms of rubber import and distribution business, the Company has established close business relationships with the world’s top natural rubber suppliers in Southeast Asia. Its client base has covered a majority of the top Chinese and foreign-invested tire manufacturers in China. In 2007, it generated approximately $185.5 million of net sales, which accounted for 56% of the Company’s consolidated revenues.

For tires export business, the Company has established a long-term export agent relationship with major Chinese tire manufacturers and carries selected Chinese brand tires in overseas markets. In 2007, it generated approximately $89.5 million of revenue, representing 27% of Company’s consolidated revenues.

For domestic tire sales and distribution, the Company has one of the largest independent tire distribution networks in China with four major regional distribution facilities selling around one thousand (1,000) independent tire dealers, retailers and corporation clients. It has the most complete product offering in the tire replacement market. In 2007, it generated approximately $55.0 million of revenue, accounted for 17% of the Company’s consolidated revenues.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of holding company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements on conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalent

The Company considers all deposits with an original maturity of three months or less and short-term highly liquid investments, which are readily convertible into cash to be cash and cash equivalents in the consolidated financial statements.

All cash in banks in China is uninsured. Although China is considered economically stable, it is possible that unanticipated events could disrupt banks’ operation. Therefore, the Company has a credit risk exposure of uninsured cash in banks.

Revenue Recognition

SAB 104 outlines has four criteria that all publicly held companies have to follow to recognize revenue : 1. Persuasive evidence of an arrangement exists. 2. Delivery has occurred or services have been rendered. 3. The seller's price to the buyer is fixed or determinable. 4. Collectibility is reasonably assured. The Company recognizes revenue when title and risk of loss passes to the customer and the above criteria have been met. Besides the above criteria, for F.T.Z Sentaida and Zhongsen Holdings, they also recognize the revenue upon shipment of products, provided the above mentioned criteria have been met.

In general, the Company does not allow customers to return products unless there are defects in manufacturing or workmanship. Sales returns need to go through a strict process and have to be authorized by management. Sales returns are continually monitored. Based on historical experience of actual returns, management believes that the Company does not need to have a provision for sales returns.

Concentration of Credit Risk

In the normal course of business, the Company may give credit to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of customers’ financial condition and does not normally require collateral. However, letters of credit and other security are occasionally required for certain new and existing customers.

In the consolidated net sales, the concentration of risk mainly comes from the customers of FTZ Sentaida and Zhongsen Holdings. The top ten customers accounted for approximately 54.86% and 48% of the consolidated net sales for the fiscal years of 2007 and 2006, respectively.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable

The top ten of our customers accounted for 85.0%% and 89.4% of the accounts receivable as of December 31, 2007 and 2006, respectively. In 2007, the top one customer accounted for 38.8% of the accounts receivable. The second one accounted for 12.9%. The third and the fourth accounted for 10.4% and 6.2% of the accounts receivable, respectively.

Allowance for doubtful accounts

The Company would provide an allowance for doubtful accounts to ensure that accounts receivable and other receivables are not overstated due to any uncollectible accounts. Based on management’s evaluation of the customers’ ability to make payment, the probability of inability to pay is low; therefore, the Company did not make any allowance for doubtful accounts.

Inventories

For Sentaida Tires, inventories consist primarily of automotive tires, wheels, automotive service accessories and related products. Inventories are valued at the lower of cost (computed in accordance with the weighted average method) or market. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable merchandise. If any, these merchandise would be sold on discount or returned to vendors at discount in exchange for other merchandise relatively more easier to sell. However, based on management’s experience and assessments, the level of obsolete and slow-moving merchandise was very low and we believe there is no need to have an allowance for obsolescence. Terms with a majority of the Company’s tires vendors allow return of tires products, within limitations, specified in their supply agreements. The inventory of Sentaida Tires as of December 31, 2007 and 2006 was approximately $8.9 million and $5.7 million, respectively.

For Zhongsen Holdings and F.T.Z Sentaida, the inventory for rubber and tires are stated at the lower of cost (computed in accordance with the first-in-first-out method) or market. There was no inventory kept in Zhongsen Holdings, where F.T.Z. Sentaida maintains inventory at minimum level. Management adjusts the inventory level based on the fluctuation of the demand for rubber. As of December 31, 2007 and 2006, the inventory of rubber in F.T.Z. Sentaida was approximately $1.5 million and $3.1 million, respectively.

Property and Equipment

Property and equipment are stated at cost at the date of acquisition. The Company adopts the straight-line method of depreciation at annual rates sufficient to depreciate the cost of the assets less estimated salvage value over the assets’ estimated useful lives. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements and major renewals are capitalized. When an asset is sold or retired, the carrying amounts of the assets and the related accumulated depreciation is removed from the account in the year of disposal, and any resulting gain or loss is reflected in the statement of operations. Depreciation is determined by using the straight-line method based on the following estimated useful lives:

Buildings	20 years
Machinery and equipment	5 years
Office equipment	5 years
Vehicles and other	5-8 years

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These buildings are bought and used by the Company’s Chain Stores to provide car services, retail tires and other merchandise used in cars. In China, land use right is combined with building, especially for commercial buildings and houses.

Office building, warehouses and the related land that currently used by the Company are not directly owned under the Company. They are held by Sentaida Rubber, one of the Company’s related parties. The office building, warehouses and related land are used by the Company are free of charges.

Impairment

Impairments of long-lived assets are recognized when events or changes in circumstances indicate that the carrying amount of the asset or related groups of assets may not be recoverable and the Company’s estimate of undiscounted cash flows over the assets’ remaining estimated useful lives are less than the assets’ carrying value. Measurement of the amount of impairment may be based on appraisals, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

Throughout the fiscal years 2007 and 2006, management has reviewed the carrying value of long-term fixed assets for impairment when events or circumstances indicate possible impairment. Management has concluded that the estimated future cash flows anticipated to be generated during the remaining life of these assets support their current net carrying value, thus, no impairment charges have been recorded for such periods.

Goodwill and Other Intangible Assets

Under SFAS No. 142 “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives are no longer amortized, but are tested for impairment annually and more frequently in the event of an impairment indicator. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives, and reviewed whenever events or circumstances indicate impairment may exist.

Foreign currency translation

The functional currency of the Company is Chinese Yuan (RMB) and their reporting currency is the US dollar. Consolidated balance sheet accounts are translated into US dollars at the period-end exchange rate and all revenue and expenses are translated into US dollars at the average exchange rate prevailing during the period in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in the shareholders’ equity section of the balance sheet. Exchange transaction gains and losses that arise from exchange rate fluctuations affecting transactions denominated in a currency other than the functional currency are included in the statement of operation as incurred. The foreign currency exchange loss in 2007 was approximately $0.17 million and the foreign currency exchange gain in 2006 was about $ 96,322.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For certain financial instruments, including cash, accounts receivables, related party receivables and other receivables, accounts payable, other payables and accruals, and short term debt, it is assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying value of revolving credit facility approximates their fair value due to the variable rate of interest paid. For long-term debt, the carrying amount is assumed to approximate fair value based on the current rates at which the Company could borrow funds with similar terms.

Vendor Rebates

The Company receives rebates from its vendors under a number of different programs.  Many of the vendor programs provide for the Company to receive rebates when any of a number of measures is achieved, generally related to the volume of purchases.  These rebates are accounted for as a reduction to the price of the product, which reduces the carrying value of inventory. Throughout the year, the amount recognized for annual rebates is based on purchases that management considers probable for the full year.  These estimates are continually revised to reflect rebates earned based on actual purchase level.

Customer Rebates

The Company offers rebates to its customers under a number of different programs.  The majority of these programs provide for the customers to receive rebates, generally in the form of a reduction in the related accounts receivable balance when certain measures are achieved, generally related to the volume of product purchased from the Company.  The amount of rebates is recorded based on the actual level of purchases made by customers that participate in the rebate programs.

Income Taxes

The Company accounts for its income taxes under the provisions of SFAS No. 109 “Accounting for Income Taxes.” This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company provides a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

Legal and Tax Proceedings

The Company is involved occasionally in lawsuits as well as audits and reviews regarding its state and local tax filings, arising out of the ordinary conduct of its business. Although no assurances can be given, management does not expect that any of these matters will have a material adverse effect on the Company’s financial statements. As to tax filings, the Company believes that the various tax filings have been made timely, such as income tax, stamp duty, business tax and value-added tax etc., and in accordance with applicable national, regional and local tax code requirements.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Product warranty

The tires that FTZ Sentaida and Sentaida Tires sell are guaranteed directly by the manufacturers, FTZ Sentaida and Sentaida Tires are not accountable to customers. In respect of rubber imported, the FTZ Sentaida has insurance coverage for the quality. Therefore, the Company does not make provisions for warranty.

Sentaida tires, although it has no responsibility for defects in quality or workmanship of the tires, it serves as agent for making damage claims on behalf of its customers from manufacturers. Sentaida Tires may compensate customers first, either by replacing the tires or by a cash refund, and then, will get reimbursement from manufacturers or suppliers in tires or cash. Approximately $0.24 million of tires returned by customers was included in the value of inventory as of December 31, 2007; approximately $0.49 million as of December 31, 2006.

Freight

For the customers to whom the Company offers CIF sales terms, the Company recognizes freight included in the prices as revenue and meanwhile, the freight paid to common carriers is recognized as expenses. Non-CIF customers terms are “freight collect”.

Advertising

Almost all cost relating to advertising and promotion expenses for different brands of tires the Company sells are provided for and assumed by tires manufacturers. The Company usually does not bear these costs.

Related Party Transactions

Related party sales were approximately $63.9 million, which accounted for 19.4% of the Company’s net sales and related party receivables were approximately $60.5 million as of December 31, 2007. For 2006, related party sales were approximately $49 million and related party receivables were approximately $28 million at December 31, 2006.

One of the related parties, Qingdao Sentaida Rubber Co. Ltd. (“Sentaida Rubber”) is a subsidiary of Sentaida Group Ltd, which previously owned 51% of the shares of Sentaida Tires and F.T.Z Sentaida before Sentaida Tires and F.T.Z. Sentaida were acquired by Zhongsen International. It accounted for about $2.0 million of the related party sales and 48.2% of the related party receivables in 2007. The Company believes that the receivables are collectable because all the related party receivable from Sentaida Rubber are guaranteed by Sentaida Group Ltd. In addition, Sentaida Rubber is planning to repay the debt partially by cash and partially by transferring land and building worth approximately $26.3 million to the Company.  Actually, all these buildings and lands are used by our Company free of charges from Sentaida Rubber in years. $29 million of the related party receivable from Sentaida Rubber was reclassified as non current related party receivables on consolidated balance sheets.

The Company got approximately $1.2 million commission from Sentaida Rubber for the agent sales contracted between the Company and Sentaida Rubber.

LQJ Global Tire (“LQJ”) is another related party, which now is a wholly owned subsidiary by Sentaida Group. In November 2007, LQJ’s business operation was integrated into Sentaida International Inc., which is also a wholly owned subsidiary of Sentaida Group. Sentaida International Inc. has assumed all the LQJ’s liabilities. LQJ accounted for nearly 88.2% of the related party sales, and about 47.7% of the related party receivables. The sales to LQJ are normal business transactions and the documents are released against acceptance with a maturity of 90 days (D/A 90 days), which is 30 days longer than before.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company accrued about $0.4 million interest income for the receivables from Sentaida International. The interest charge was based on the average receivables from Sentaida Rubber for the last three months in 2007 and at an annual average interest rate of 6.8%.

Nanjing Sentaida Tire Company Limited (“Nanjing Sentaida”) is a related party with Sentaida Tires through one top management member in Nanjing Sentaida’s management team. It accounted for 8.6% of the related party sales, which were all normal business transactions. Related party receivable from Nanjing Sentaida is approximately $0.2 million at December 31, 2007.

The Company uses office building and warehouse space free of rent from Sentaida Rubber Co., Ltd., a related party.

There were approximate $5.1 million related party payables at December 31, 2007. About $1.6 million owed to wife of the Company’s CEO. About $3.0 million owed to Dongsen Tires Company Limited (“Dongsen”), who is related with the Company through one top management member, Mr. Junfeng Liang in Dongsen’s management team and the Company. Mr. Junfeng Liang involves in decision making of Dongsen’s normal business operations. The nature of the payables is short term borrowing by the Company without interest bearing. Another approximate $ 0.4 million owed to Delinte Logistic Company Limited (“Delinte”), who is a subsidiary of Sentaida Group. These were some expenses that paid by Delinte on behalf on the Company and should be reimbursed from the Company.

2. Acquisition

On July 24, 2007, Zhongsen International reached agreements with the shareholders of both F.T.Z. Sentaida and Sentaida Tires to acquire 100% of their equity interests for a certain amount of cash. In August 2007, such acquisitions were approved by the appropriate Chinese authorities; consequently, both companies changed their status from China domestic companies into that of wholly-owned foreign invested enterprises. $2,030,273 was paid to the shareholders of F.T.Z. Sentaida and $1,359,051 to the shareholders of Sentaida Tires, respectively, for their equity interest in each company. The cash payment was made on November 6, 2007. The acquisition is subject to the following conditions set in the Acquisition Agreement: 1. The management teams of each company will remain as before the acquisition. 2. If Zhongsen International can not obtain equity financing by selling shares in capital markets outside of China within three months (subsequent to December 31, 2007, this period was extended to one year in a newly signed supplementary agreement) after the acquisition agreement was signed, then, the agreement will no longer be binding and Zhongsen International must unwind the whole acquisition transaction; therefore the equity interests will be returned to the original owners of the Company. Therefore, the acquisition was accounted for at the cost of cash paid by Zhongsen International to shareholders, which equal to the paid-in capital of the acquired companies; and no goodwill or negative goodwill was accounted for.

3. Cash and Restricted cash

Restricted cash is included in cash and cash equivalents. It consists of collateral for letters of credit, and notes payable and deposits in foreign currency; usually the deposit terms are within 90 days, although some are up to six months. The restricted cash was approximately $8.5 million and $7.7 million as of December 31, 2007 and 2006, respectively.

4. Property and Equipment

The following table represents the property and equipment at December 31, 2007 and 2006:

	2007(US$)	2006(US$)
Office Equipment	68,155	28,949
Machinery and Equipment	2,311,800	1,826,827
Computer	65,050	71,572
Vehicle	152,659	73,876
Building	4,495,222	3,626,880
Total property and equipment	7,092,886	5,628,104
Less---accumulated depreciation	1,279,923	582,151
Property and equipment (net)	5,812,963	5,045,953

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation expense as of December 31, 2007 was approximately $0.7 million and approximately $0.57 million as of December 31, 2006. Depreciation expense is included in selling, general and administrative expense in the consolidated statements of operations.

A property that is worth about $1.45 million valued at cost is collateralized for a short term debt for working capital turnover. The collateral term should be one year ending November 27, 2008. Yet the borrowings was repaid in advance in February 2008 and the corresponding collateral term was terminated.

Another property with a cost of $2.68 million was bought under a personal mortgage of three employees of Sentaida Group Ltd. The advance payment of about $ 1.38 million is paid by Sentaida Tires and the about $1.3 million of mortgage is paid every month under the name of the three employees by Sentaida Rubber Ltd. There are agreements between the three employees, Sentaida Tires and Sentaida Rubber Ltd, which clearly indicate that the three employees are just nominal owners of the property and nominal bearers of the mortgage. All the rights and obligations related to the property are assumed by Sentaida Tires. The property is used by Sentaida Tires with no consideration in return. It is the real owner of the property. The advance payment is paid by Sentaida Tires but the mortgage payments are currently paid by Sentaida Rubber Ltd which will be reimbursed by Sentaida Tires later. The interest on the mortgage is floating and it is based on 130% of the annual prime rate of Construction Bank of China. Therefore, the estimation of the mortgage’s remaining balance is based on the year 2007’s prime rate, 6.84% plus 30%, which is equivalent to the annual rate of 8.892%.

The required principal repayments on this mortgage are:

Year	Amount
2008	83,127
2009	83,127
2010	83,127
2011	83,127
2012	83,127
2013--2015	242,445

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Notes Receivable

Notes receivable was approximately $1.7 million and $3.6 million as of December 31, 2007 and 2006 from Sentaida Tires’ customers, respectively. These notes are due within six months and no interest or additional amounts are required to be received.

6. Other receivables

Other receivables were approximately $8.6 million and $4.9 million as at December 31, 2007 and 2006, respectively. Other receivables mainly come from F.T.Z Sentaida. Approximately $4.4 million was borrowed by two of the Company’s strategic business partners. Approximately $3.5 million should be collected from two of the Company’s suppliers. Among the $3.5 million, $3.3 million was short-term borrowing by the two suppliers and will be paid back by offsetting the Company’s accounts payable; $0.18 million is freight charges and miscellaneous port charges that the Company paid on behalf of the two suppliers first and will be reimbursed later.

7. Prepayments

Prepayments were approximately $6.4 million and $3 million as of December 31, 2007 and 2006, respectively. In 2007, there was approximately $1.4 million of prepayment to FTZ Sentaida’s suppliers, and approximately $5 million were paid to Sentaida Tires’ suppliers.

8. Investment

The Company invested approximately $46,500 in Greatwall Fund. As of December 31, 2007 the market value for the investment was $55,062.

9. Short Term Borrowings

As of December 31, 2007, the Company has about $1.3 million on new short term debt for working capital turnover, which was due on November 27, 2008. The borrowing was collateralized by a property of Sentaida Tire. The property is worth about $1.45 million which approximates cost. The beginning balance of short term debt for working capital turnover was about $4 million which was all repaid in 2007.

F.T.Z. Sentaida has increased credit facility to support business expansion. The total amount of credit facility in 2007 was approximately $115.3 million. The outstanding import bill advance, export bill purchase, documents against payment and documents against acceptance were approximately $54.2 million in total as of December 31, 2007. Corresponding financial charges are based on the interest rate defined in each individual contract between FTZ Sentaida and the banks. In general, the interest rate for import bill advances and export bill purchases is based on the average of three months LIBOR plus 0.8%. The finance charge for opening a letter of credit is approximately 0.1%; finance charges for documents against payment and documents against acceptance are at a rate fluctuating around 0.1%. The letters of credit negotiation charge is at 0.125%.

The obligations of credit are guaranteed by Sentaida Group Ltd, Sentaida Rubber Co. Ltd, and Kaiyang Import and Export Company Limited who is one of the Company’s strategic business partners. Some of the obligations also bear the personal guarantee of stockholders of Sentaida Group, Qin Long (president of the Company) and Xiuqin Li (Mr. Qin long’s wife). The contractual agreements with banks contain covenants which restrict the Company’s ability to incur additional debt, enter into guarantees, make loans and investments, and modify certain material agreements, and other customary covenants. The Company has not violated any of the covenants during the period reported.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Notes Payable

Notes payable was approximately $16.2 million and $13.5 million as of December 31, 2007 and 2006, respectively. Most of the notes payable were issued to F.T.Z. Sentaida’s suppliers and were due within six month with no interest charge. Restricted cash for notes payable in 2007 and 2006 were about $7.0 million and $5.6 million, respectively.

11. Accounts Payable

Accounts payable was approximately $21.1 million and $10.6 million as of December 31, 2007 and 2006, respectively. All these amounts were payable to FTZ Sentaida and Sentaida Tires’ normal business suppliers and usually were due within six months.

As of December 31, 2007, accounts payable increased by approximately $11.0 million from the balance as of December 31, 2006.  The Company’s purchase from South China Rubber and Tires Co, Ltd. (“South China”) increased substantially in 2007 and its payment terms were changed to 90 days letters of credit, which was 30 days longer than before. This contributed to the increased account payable. The account payable to South China was approximately $7.9 million as of December 31, 2007. In addition, Zhaoyuan Liao Rubber products Co, Ltd. (“Zhaoyuan Liao”) has extended the Company a longer credit terms, which also contributed to the increase in accounts payable. The account payable to Zhaoyuan Liao was approximately $5.7 million. Accounts payable to Regional Rubber Trading Co. Ltd. Was approximately $3.2 million. Accounts payable to these three companies accounted for approximately 80% of consolidated accounts payable.

12. Advances from customers

The advances from customers were approximately $2.0 million and $2.6 million as of December 31, 2007 and 2006, respectively.

13. Income tax and value- added tax payables

The Company accounts for its income taxes by using the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates.

In fiscal 2007, according to the China Tax Law, the Company makes provisions on taxable income at an effective tax rate of 33%. The company makes tax provision and tax payment quarterly, and the tax settlement for the whole year is made before the end of April of the following year.

There are no differences between the book and tax bases of the Company’s assets and liabilities; therefore, there were no deferred tax assets or liabilities as of December 31, 2007 and 2006.

Tax payable as of December 31, 2007 and 2006 were approximately $2.0 million and $0.4 million.

From January 2008, the Company shall determine and pay the income tax in accordance with the Corporate Income Tax Law of the People’s Republic of China (hereinafter “the new CIT Law”) as approved by the National People’s Congress on 16 March 2007. Under the new CIT Law, the applicable income tax rate of the companies within the Group is 25%, which is effective from 1 January 2008.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Appropriated Retained Earnings

In conformity with Chinese Law and the articles of incorporation, the company has to make an appropriation of retained earnings. The appropriated retained earnings are 15% of each year’s net income with a maximum of 50% of paid-in capital. The appropriated retained earnings can be used to offset the Company’s loss, for business expansion or transfer to paid-in capital as additional paid-in capital, or for dividend distribution. Except for offset of the Company’s loss, the balance of the appropriated retained earnings should not be less than 25% of the paid-in capital after the use of the appropriation of retained earnings. The appropriation of retained earnings is made at the year end based on the net income for the year. The appropriated retained earnings as of December 31, 2007 and 2006 were about $1.3 million and $1.1million, respectively.

15. Common Stock

F.T.Z Sentaida and Sentaida Tires do not have authorized shares and never issued any kind of stock. The two companies only have paid-in capital, which equals the registered capital. For Zhongsen Holdings, it has 50,000 authorized shares, which were never issued and it has no paid-in capital either. In addition, Zhongsen International has 10,000 authorized shares, which have not been issued yet. It does not have paid-in capital.

Zhongsen International acquired 100% of equity interests of F.T.Z. Sentaida and Sentaida Tires in 2007 at a cost equal to total paid in capital of F.T.Z Sentaida and Sentaida Tires. The reporting entity changed to Zhongsen International. When consolidating the financial statements of Zhongsen International and its subsidiaries, the paid in capital of F.T.Z. Sentaida and Sentaida Tires, $3,048,765, was eliminated. Therefore, the paid in capital showed as “Zero” on the consolidated balance sheets.

16. Commissions and other

About $2.3 million of commission and other includes approximate $1.4 million of rubber agent 2007 sales income and commissions, about $0.2 million of service income for declaring customs on behalf of customers, about $0.1 million of rental income, about $0.5 million of car service income from chain stores and about $0.1 million of warranty service income.

17. Freight Charges

Freight charges, which includes freight and miscellaneous charges such as port fees, goods handling charges, customs duty and goods loading and unloading charges, etc. were approximately $6.5 million in 2007, $5.8 million in 2006, and $3.2 million in 2005.

18. Selling Expenses

Selling expenses were approximately $2.7 million, $2.3 million and $1.75 million for the fiscal year 2007, 2006 and 2005, respectively. Salary and wages, depreciation, traveling expenses, auto & fuel expenses and insurance premiums accounted for most of the selling expenses.

19. Interest Expense

Interest expense for discounting notes, short term debt for working capital turnover, trading finance, and miscellaneous financial charges, such as fee for issuing letter of credit and bank charges etc, are all included in interest expenses. Interest expense for discounting notes was about $1.1 million, $1.2 million, and $0.7 million in 2007, 2006 and 2005, respectively. Interest for short term debt was about $0.31 million, $0.27 million and $0.16 million in 2007, 2006 and 2005, respectively. Interest for trade finance was approximately $2.6 million, $2.0 million and $1 million in 2007, 2006 and 2005, respectively.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. Subsequent Events

On October 26, 2007, Rub A Dub Soap, Inc, (“RUBD”) entered into a Stock Purchase Agreement with Zhongsen International and each of Zhongsen International’s shareholders. Pursuant to the Stock Purchase Agreement, at the closing on February 5, 2008, RUBD acquired all of the issued and outstanding capital stock of Zhongsen International from the Zhongsen International’s shareholders in exchange for 25,090,000 shares of RUBD common stock, which represents 96.5% of shares outstanding of RUBD.

$1.3 million of short-term borrowing which was originally due on November 27, 2008, was repaid in advance in February 2008.

Sentaida International Inc. is an USA based subsidiary of Sentaida Group, mainly operates in Los Angeles and St. Louis. It accounted for approximate 88.2% of the Company’s related party sales and 47.4% of related party receivables. The Company intends to acquire Sentaida International Inc. in the second quarter of 2008. If the acquisition is completed, the Company’s related party receivables will be decreased dramatically. Additionally, it will bring more revenue into the Company. The method of the acquisition is still under discussion process between Sentaida Group and Zhongsen International Company Group Limited.

21. Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations—a replacement of FASB Statement No. 141,” (“SFAS No. 141 (R)”). SFAS No. 141 (R) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. In addition, SFAS No. 141(R) will require acquisition costs to be expensed as incurred, acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies, restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS No. 141 (R) also includes a substantial number of new disclosure requirements. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively. We do not expect the adoption of SFAS No. 141 (R) to have a material impact on our financial position or results of operations; however, the prospective application of the provisions of SFAS No. 141 (R) could have a material impact on the fair values assigned to assets and liabilities of future acquisitions and could cause greater volatility in future financial statements due to the required adjustment increases in contingent liabilities, or decreases in contingent assets through the statement of operations subsequent to the acquisition date.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 159 to have a material impact on our consolidated financial position, results of operations or cash flows.

ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statement on a recurring basis (at least annually) until January 1, 2009. We do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

Rub A Dub Soap, Inc.

Condensed Consolidated Pro Forma Balance Sheet

and Statements of Operations

For Years Ended December 31, 2007 and 2006

On October 26, 2007, Rub A Dub Soap, Inc., (“Parent”) consummated an acquisition agreement with Zhongsen International company group Ltd.( “The Company”). Pursuant to this agreement all shares of the Common Stock of the Company issued and outstanding prior to the closing will be exchanged for the right to receive 25,090,000 shares of the Common Stock of Parent representing 96.5% of shares outstanding after the sale hereby.

The accompanying condensed pro forma consolidated balance sheet represents the consolidated financial position of Parent and the Company as though the reorganization of the Company into Parent and the acquisition of the Company had occurred on December 31, 2007. The accompanying condensed pro forma consolidated statements of operations for the years ended December 31, 2007 and 2006 present the operations of the combined entities as though the reorganization and acquisition had occurred at the beginning of each of those periods.

The condensed pro forma consolidated financial information is for illustrative purposes and is not necessarily the financial position and results of operations that would have occurred had the reorganization and acquisition actually occurred on those days or for any other period.

Parent effected a forward stock split of its authorized and issued common stock on a 2.12 for one share basis. All references in these condensed pro forma consolidated statements to the number of shares outstanding per share amounts of parent and the Company’s common stock have been restated to reflect the effect of the forward stock split for all periods presented. The Company adjusted common stock by $26,000 (26,000,000 at $0.001 par value) and eliminated the accumulated loss of the parent with retained earnings

Rub A Dub Soap, Inc.
Unaudited consolidated Pro Forma Balance Sheet
As of December 31, 2007

	Zhongsen International	Rub A Dub		Pro Forma
	Company Group Ltd.	Soap, Inc	Adjustment	Results
	US$	US$	US$	US$
ASSETS
CURRENT ASSETS
Cash	$2,108,631	-	-	$2,108,631
Restricted cash	8,534,135	-	-	8,534,135
Notes receivable	1,738,286	-	-	1,738,286
Accounts receivable	18,957,856	-	-	18,957,856
Related parties receivable	31,508,703	-	-	31,508,703
Inventories	10,384,620	-	-	10,384,620
Others receivable	8,681,783	-	-	8,681,783
Prepayments and other assets	6,448,517			6,448,517
Total Current Assets	88,362,531	-	-	88,362,531

RELATED PARTIES RECEIVABLES (NON CURRENT)	28,967,410	-	-	28,967,410

PROPERTY, PLANT & EQUIPMENT, net	5,812,963	-	-	5,812,963

INVESTMENT	46,486	-	-	46,486

	$123,189,390	-	-	$123,189,390

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term borrowings	$55,505,353	-	-	$55,505,353
Notes payable	16,174,239	-	-	16,174,239
Accounts payable and accrued expenses	21,121,952	-	-	21,121,952
Related parties payable	5,064,636	-	-	5,064,636
Others payable and accruals	1,740,015	-	-	1,740,015
Taxes payable	2,059,348	-	-	2,059,348
Other liabiltities	274,715	-	-	274,715
Advances from customers	1,964,681	-	-	1,964,681
Total Current Liabilities	103,904,939	-	-	103,904,939

STOCKHOLDERS' EQUITY
Common stock par value $ 0.001 per share	-	-	26,000	26,000
authorized 100,000,000 shares; issued 26,000,000	-	912	(912)	-
Additional paid in capital	1,791	271,548	(271,548)	1,791
Appropriated retained earnings	1,254,002	-	-	1,254,002
Unappropriated retained earnings	16,536,419	(272,460)	246,460	16,510,419
Accumulated other comprehensive income	1,492,239	-	-	1,492,239
Total Stockholders' Equity	19,284,451	-	-	19,284,451
	$123,189,390	-	-	$123,189,390

Rub A Dub Soap, Inc.
Unaudited Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2007

	Zhongsen International	Rub A Dub		Pro Forma
	Company Group Ltd	Soap, Inc	Adjustment	Results
	US$	US$	US$	US$
REVENUES
Sales	329,922,722	-	-	329,922,722
Commissions and other	2,331,556	-	-	2,331,556
Total revenues	332,254,278	-	-	332,254,278
COSTS AND EXPENSES
Cost of sales	311,152,343	-	-	311,152,343
Freight charges	6,588,423	-	-	6,588,423
Commissions and rebates	59,961	-	-	59,961
Insurance	328,465	-	-	328,465
Selling expenses	2,717,207	-	-	2,717,207
General and administrative expenses	1,054,595	9,450	-	1,064,045
	321,900,994	9,450	-	321,910,444
INCOME (LOSS) FROM OPERATIONS	10,353,284	(9,450)	-	10,343,834

OTHER INCOME (EXPENSES)
Miscellaneous income	106,003	-	-	106,003
Interest expense	(3,822,436)	-	-	(3,822,436)
	(3,716,433)	-	-	(3,716,433)
INCOME BEFORE INCOME TAX EXPENSE	6,636,851	(9,450)	-	6,627,401

Income tax expense	472,964	-	-	472,964

NET INCOME	6,163,887	(9,450)	-	6,154,437
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)	(173,468)	-	-	(173,468)
COMPREHENSIVE INCOME	5,990,419	(9,450)	-	5,980,969

EARNINGS PER COMMON SHARE:
Basic and Diluted				0.24

AVERAGE COMMON SHARES OUTSTANDING				26,000,000

Rub A Dub Soap, Inc.
Unaudited Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2006
	Zhongsen International	Rub A Dub
	Company Group Ltd.	Soap, Inc	Adjustment	Pro Forma Results
	US$	US$	US$	US$
REVENUES
Sales	332,535,270	-	-	332,535,270
Commissions and other	433,807	-	-	433,807
Total Revenues	332,969,077	-	-	332,969,077
COSTS AND EXPENSES
Cost of sales	315,093,435			315,093,435
Freight charges	5,847,439	-	-	5,847,439
Commissions and rebates	145,621	-	-	145,621
Insurance	270,079	-	-	270,079
Selling expenses	2,319,384	-	-	2,319,384
General and administrative expenses	482,299	30,710	-	513,009
	324,158,257	30,710	-	324,188,967
INCOME (LOSS) FROM OPERATIONS	8,810,820	(30,710)	-	8,780,110

OTHER INCOME (EXPENSES)
Miscellaneous expense	(168,272)	-	-	(168,272)
Interest expense	(3,474,729)	-	-	(3,474,729)
	(3,643,001)	-	-	(3,643,001)
INCOME BEFORE INCOME TAX EXPENSE	5,167,819	(30,710)	-	5,137,109

Income tax expense	572,682	-	-	572,682
NET INCOME	4,595,137	(30,710)	-	4,564,427
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)	96,322	-	-	96,322
COMPREHENSIVE INCOME	4,691,459	(30,710)	-	4,660,749

EARNINGS PER COMMON SHARE:
Basic and Diluted	NA	NA	-	0.18

AVERAGE COMMON SHARES OUTSTANDING	-	-	-	26,000,000

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company [Incorporated by reference to Exhibit 3.1 of the Form 10-KSB filed on August 15, 2006 in Commission file number 0-52142]
3.2	Bylaws of the Company [Incorporated by reference to Exhibit 3.2 of the Form 10-KSB filed on August 15, 2006 in Commission file number 0-52142]
10.1

Share Purchase Agreement, between the Company and Zhongsen, dated October 26, 2007 [Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on October 29, 2007 in Commission file number 0-52142]

10.2*	Employment Agreement, dated November 29, 2007, between Gongsheng Ji and the Company
10.3*	Employment Agreement, dated November 20, 2007, between Junfeng Liang and the Company
16.1	Letter from Sherb & Co., LLP regarding the change in certifying accountants [incorporated by reference to Exhibit 16.1 of current report on Form 8-K, filed on February 05, 2008]
21*	A description of the subsidiaries of the registrant

*filed herewith